                                                                   EXHIBIT 10.12

                  CERTAIN INFORMATION HAS BEEN OMITTED UNDER A
            CONFIDENTIAL TREATMENT REQUEST MADE PURSUANT TO RULE 406
               UNDER THE SECURITIES ACT OF 1933, AS AMENDED,  AND
                 HAS BEEN FILED SEPARATELY WITH THE COMMISSION.


                    GTIS MASTER OPTION AND LICENSE AGREEMENT

                               (HOME VIDEO GAMES)


                 This Master Option and License Agreement ("Agreement") is made and entered into the 31st day of March, 1995, by and among WMS INDUSTRIES INC. ("WMS"), WILLIAMS ELECTRONICS GAMES, INC. ("WEG"); MIDWAY MANUFACTURING COMPANY ("Midway") and WILLIAMS ENTERTAINMENT INC. ("WEI"), each being Delaware corporations with offices at 3401 North California Avenue, Chicago, Illinois 60618, and GT INTERACTIVE SOFTWARE CORP. ("GTIS"), a Delaware corporation with offices at 16 East 40th Street, New York, New York 10016.

                              W I T N E S S E T H:

                 WHEREAS, WEG, Midway and WEI are wholly-owned subsidiaries of WMS engaged in the business of designing, manufacturing and selling coin-operated amusement games and software products for dedicated home video game systems and multipurpose home computers; and

                 WHEREAS, GTIS is engaged in the business of distributing entertainment software products; and

                 WHEREAS, GTIS desires to acquire certain rights from WMS, WEG, Midway, WEI and other affiliates of WMS with respect to Games, as such term is defined herein, and WEG, Midway, WEI and WMS desire to grant such rights to GTIS;

                 NOW, THEREFORE, the parties hereto agree as follows:

                 1.       DEFINITIONS.

                          1.1.    "Accepted Game" shall mean any Game with
respect to which GTIS has received a license or has exercised an option to acquire a license provided for in Section 2 hereof.

                          1.2.    "Alternative Royalty" shall have the meaning
ascribed in Schedule "B" of the Home Video Game Distribution and License Agreement.

                          1.3.    "Delivery Date" shall have the meaning
ascribed in Section 2.7 hereof.

                          1.4.    "Designated Consumer Game Platforms" shall
mean any of the Sony(R), Nintendo(R) or Sega(R) dedicated home video game hardware platforms or other dedicated home video game hardware platforms having a microprocessor with a 32 bit or higher capacity (excluding SNES and Sega Genesis), on which Game software can be played utilizing cartridges, CD-ROM disks or other devices which may hereafter replace or supplement cartridges or CD-ROM disks in operating systems now known or hereafter developed for use on dedicated home video game hardware platforms. Designated Consumer Game Platforms shall not, for purposes of this Agreement, include (a) any of the Atari Jaguar(R) system, the 3D-O(R) system, or their respective successors (including any enhancements, improvements or updates), except only to the extent that the WMS Group shall itself (and not through any licensee or sublicensee) actually release for commercial shipment in the normal course of business any Games on such hardware platforms in the United States, or (b) any hand held games, or any multipurpose home or personal computer system or any electronic distribution or on-line interactive computer game systems or platforms.

                          1.5.    "First Release" or "First Released" shall mean
the date of the first commercial shipment of a Game in the normal course of business (and not merely for test purposes).

                          1.6.    "Full Price" shall have the meaning ascribed
in Section 2.1 hereof.

                          1.7.    "Game" shall mean any home video game designed
for play on a specific Designated Consumer Game Platform which has been released for commercial shipment in the normal course of business by any member of the WMS Group or by any licensee of the WMS Group on such Designated Consumer Game Platform for sale in commercial quantities in the United States in the normal course of business, but excluding any such home video game with respect to which the WMS Group shall, prior to the date hereof, have granted rights (or any option, right of first refusal or negotiation or other ability to obtain rights which may be subsequently exercised) to any third party, including without limitation any sublicensee of the WMS Group, to manufacture, distribute or sell such home video game on such specific Designated Consumer Game Platform within the Licensed Territory, including any renewals or extensions thereof resulting from the exercise of previously granted rights. Set forth on Schedule 1 annexed hereto is a list of all material agreements pursuant to which the WMS Group has, prior to the date hereof, granted rights to manufacture, distribute and sell such home video games on Designated Consumer Game Platforms within the Licensed Territory, but excluding any agreements pursuant to which the WMS Group has granted rights to home video games based on games which have heretofore been released for commercial shipment in the normal course of business by the WMS Group or by any sublicensee of the WMS Group as coin-operated video or pinball games or on any dedicated home video game platform or agreements pursuant to which the WMS Group has granted rights to any derivative or sequel to any such previously released coin-operated video, pinball or home video game. A home video game shall be deemed a separate Game with reference to the specific Designated Consumer Game Platform on which it has been designed for play.

                          1.8.    "GTIS" shall mean GTIS or any affiliate of
GTIS to whom any rights to exploit any Games granted hereunder may be sublicensed. An affiliate of GTIS shall refer to an entity, a majority of whose capital stock is owned directly or indirectly by GTIS or with respect to which during the term of this Agreement, GTIS, directly or indirectly, has the legal power without the consent of any third party to direct the manufacture, distribution or sale of Games.

                          1.9.    "Guaranteed Advance Royalty" shall have the
meaning ascribed in Section 3 hereof.

                          1.10.   "Home Video Game Distribution and License
Agreement" shall mean an agreement for the license of an Accepted Game for use solely on a specific Designated Consumer Game Platform in the form of Exhibit A annexed hereto, as the same may be amended from time to time by written agreement of the parties thereto.

                          1.11.   "Initial Option Period" shall mean the period
commencing on the date hereof and ending on June 30, 2001.

                          1.12.   "IPO" shall have the meaning ascribed in
Section 3 hereof.

                          1.13.   "Licensed Territory" shall have the meaning
ascribed in Section 3.1 of the Home Video Game Distribution and License
Agreement.

                          1.14.   "Marketing Area" shall have the meaning
ascribed in Section 3.3 of the Home Video Game Distribution and License
Agreement.

                          1.15.   "Master Disk" shall mean a CD-ROM disk or
floppy disk containing the source code utilized by the WMS Group for an Accepted Game released or intended to be released in the United States.

                          1.16.   "Minimum Guaranteed Royalty" shall have the
meaning ascribed in Section 3 hereof.

                          1.17.   "Minimum Royalty Shortfall Amount" shall have
the meaning ascribed in Section 2.1 hereof.

                          1.18.   "New Game Acceptance Notice" shall have the
meaning ascribed in Section 2.3 hereof.

                          1.19.   "New Game Option Notice" shall have the
meaning ascribed in Section 2.3 hereof.

                          1.20.   "New Game Option Notice Date" shall have the
meaning ascribed in Section 2.3 hereof.

                          1.21.   "North America" shall mean (a) the United
States of America, its territories, possessions, and United States military installations worldwide, (b) Canada and (c) Mexico.

                          1.22.   "Notice of Election" shall have the meaning
ascribed in Section 10 hereof.

                          1.23.   "Option Period Termination Notice" shall have
the meaning ascribed in Section 2.1 hereof.

                          1.24.   "Proposed Game" shall have the meaning
ascribed in Section 2.3 hereof.

                          1.25.   "Renewal Option Period" shall have the meaning
ascribed in Section 2.1 hereof.

                          1.26.   "Renewal Option Year" shall have the meaning
ascribed in Section 2.1 hereof.

                          1.27.   "Renewal Threshold Amount" shall have the
meaning ascribed in Section 2.1 hereof.

                          1.28.   "WMS Group" shall mean WMS, WEG, Midway and
WEI, or any subsidiary, affiliate or other entity, a majority of whose capital stock is owned directly or indirectly by WMS, WEG, Midway or WEI or with respect to which during the term of this Agreement, WMS, directly or indirectly, has the legal power, without the consent of any third party, to direct the acquisition of rights to or exploitation of Games on Designated Consumer Game Platforms.

                          1.29.   "Weighted Average Gross Profits" shall have
the meaning ascribed in Schedule "B" of the Home Video Game Distribution and License Agreement.

                          1.30.   "Test Period" shall have the meaning ascribed
in Section 10 hereof.

                 2. GRANT AND TERMINATION OF OPTION; EXERCISE OF OPTION; RENEWAL OPTION PERIOD.

                          2.1.    The WMS Group hereby grants to GTIS a first
option to acquire a license, in the form of the Home Video Game Distribution and License Agreement, to manufacture, distribute, sell, sublicense and subdistribute versions of the Games for use solely on specific Designated Consumer Game Platforms, with respect to Games which become Accepted Games during the Initial Option Period or Renewal Option Period, provided that such Games are actually released by the WMS Group or its licensees in the United States within twelve (12) months following the expiration of the Initial Option Period or any Renewal Option Period. The Initial Option Period shall be deemed extended annually for up to an additional five (5) years (the "Renewal Option Period"), provided that GTIS shall not, as of the expiration of the Initial Option Period, be in default in respect of any of its material obligations under this Agreement, including, without limitation, its obligation in respect of the payment of any Minimum Guaranteed Royalty then due, and provided further that
(a) gross unit sales of Accepted Games by GTIS and its sublicensees in the Licensed Territory under all Home Video Game Distribution and License Agreements which were entered into pursuant to this Agreement during the Initial Option Period shall at least equal the Renewal Threshold Amount for such Initial Option Period and (b) the gross unit sales of Accepted Games by GTIS and its sublicensees under all Home Video Game Distribution and License Agreements entered into pursuant to this Agreement for each year during the Renewal Option Period (a "Renewal Option Year") shall at least equal the Renewal Threshold Amount for such Renewal Option Year. If the gross unit sales of Accepted Games by GTIS and its sublicensees in the Licensed Territory under all Home Video Game Distribution and License Agreements entered into during the Initial Option Period shall not at least equal the Renewal Threshold Amount for the Initial Option Period, then the Initial Option Period shall not be deemed extended and, except as otherwise provided below, the Initial Option Period shall terminate as of a date which is thirty (30) days following delivery by the WMS Group of an Option Period Termination Notice, as provided below. If the gross unit sales of Accepted Games by GTIS during any Renewal Option Year shall be less than the Renewal Threshold Amount for such Renewal Option Year, then the Renewal Option Period shall terminate as of a date which is thirty (30) days following delivery by the WMS Group of an Option Period Termination Notice, as provided below. Written notice (the "Option Period Termination Notice") of termination of the Initial Option Period or the Renewal Option Period, as the case may be, shall be given to GTIS not later than thirty (30) days following the date on which royalty accounting statements under all Home Video Game Distribution and License Agreements for the last quarter of such Initial Option Period or such Renewal Option Year are due, provided, however, that if GTIS shall not have furnished to the WMS Group all such accounting statements on or before their due date (as provided in Section 6.1 of the Home Video Game Distribution and License Agreement), the WMS Group may deliver an Option Period Termination Notice on the basis of its reasonable estimate of GTIS' unit sales during any Royalty Period for which accounting statements have not been furnished by GTIS on or before the date upon which royalty accounting statements are due for the last quarter of the Initial Option Period or any Renewal Option Year. The Option Period Termination Notice shall specify the Renewal Threshold Amount for the Initial Option Period or the prior Renewal Option Year, as the case may be, the actual (or estimated) gross unit sales

THE INFORMATION BELOW MARKED BY * HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

of Accepted Games by GTIS during such Initial Option Period or Renewal Option Year, and, in either case, the Minimum Royalty Shortfall Amount. This Agreement shall terminate on a date which is thirty (30) days following delivery by the WMS Group of the Option Period Termination Notice unless GTIS shall elect to extend the term hereof by paying to the WMS Group, within such thirty (30) day period, an amount equal to the Minimum Royalty Shortfall Amount specified in the Option Period Termination Notice. The "Minimum Royalty Shortfall Amount" for the Initial Option Period or any Renewal Option Year shall be an amount equal to an amount by which the Renewal Threshold Amount for such Initial Option Period or Renewal Option Year exceeds the actual (or estimated) gross unit sales of Accepted Games by GTIS and its sublicensees in the Licensed Territory under all Home Video Game Distribution and License Agreements during such Initial Option Period or Renewal Option Year, multiplied by * Dollars. Notwithstanding the foregoing, however, GTIS shall not be entitled to extend the term hereof, as provided above, by paying the Minimum Royalty Shortfall Amount to the WMS Group with respect to the Initial Option Period if the Minimum Royalty Shortfall Amount in respect of such Initial Option Period is more than * Dollars. In no event shall any Minimum Shortfall Amount paid by GTIS be recoupable against the Guaranteed Advance Royalty or any future royalties payable to the WMS Group under any Home Video Game Distribution and License Agreement. The "Renewal Threshold Amount" for the Initial Option Period or any Renewal Option Year shall be an amount equal to * of the gross unit sales of Accepted Games by the WMS Group or its licensees in North America during the Initial Option Period or such Renewal Option Year, as the case may be, provided, however, that in computing the Renewal Threshold Amount with

THE INFORMATION BELOW MARKED BY * HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

respect to any Accepted Game which has been legally banned from sale in Germany or in the United Kingdom by reason of the content of such Accepted Game or for any other reason beyond the control of GTIS, only * of the gross unit sales of Accepted Games by the WMS Group or its licenses in North America during the Initial Option Period or Renewal Option Year, as the case may be, shall be counted, if such Accepted Game shall be banned in one, but not both of such countries, and only * shall be counted if such Accepted Game shall be banned in both such countries. An Accepted Game shall not be deemed to have been legally banned if a modified version of such Accepted Game not containing the objectionable material has been substituted. For purposes of computing gross units of Accepted Games sold by GTIS and its sublicensees and subdistributors in the Licensed Territory and by the WMS Group or its licensees in North America during the Initial Option Period or during any Renewal Option Year, as provided in this Section 2.1, (i) only gross units of Accepted Games sold at Full Price shall be counted, and (ii) there shall be excluded (a) any Accepted Games which relate primarily to American football, baseball or hockey, and (b) any gross unit sales of any Accepted Games which have been First Released by the WMS Group or its licensees during the last ninety (90) days of the Initial Option Period. "Full Price" shall refer to the price of Games which have been marked down or discounted (including rebates or credits (other than cooperative advertising allowances which are unrelated to price protection) granted within one year of the date of the First Release of the Game) by no more than * from the original list price of the Game. The WMS Group shall give written notice to GTIS of the good faith estimate of the Renewal Threshold Amount on or about six (6) months prior to the expiration of the Initial Option Period.

In determining whether a unit sold during the last twelve (12) months of the Initial Option Period or during any subsequent Renewal Option Year qualifies as a Full Price unit, discounts and markdowns will be deemed to have been granted on such units in accordance with historical percentages based upon the prior two (2) years. The WMS Group shall permit GTIS, at GTIS' own expense, to have an independent certified public accountant inspect the books and records of the WMS Group solely with respect to the calculation of any Renewal Threshold Amount (but only in the event that the WMS Group shall have delivered to GTIS an Option Period Termination Notice, as provided above), during reasonable hours, upon five (5) business days prior written notice and subject to such confidentiality agreements (including the execution of appropriate confidentiality agreements), as the WMS Group may require.

                 The WMS Group shall advise GTIS within forty-five (45) days following the end of each twelve (12) month period during the Initial Option Period as to gross unit sales of Accepted Games by the WMS Group or its licensees in North America calculated in the same manner as the Renewal Threshold Amount is calculated pursuant to this Section 2.1 above.

                 Royalties payable on sales of Accepted Games with respect to which GTIS has received a license or exercised an option to acquire a license during the Renewal Option Period shall be subject to increase, as of the commencement of the Renewal Option Period or any subsequent Renewal Option Year, to reflect increases in GTIS' Weighted Average Gross Profits as a percentage of GTIS' sales of Accepted Games during the Initial Option Period or during the prior Renewal Option Year as provided in Schedule "B" to the Home Video Game Distribution and License Agreement.

                          2.2.    The WMS  Group shall not grant a license to
any third parties to manufacture, distribute and sell versions of a Game for use on any specific Designated Consumer Game Platform if such Game would be subject to GTIS' first option right to manufacture, distribute and sell versions of such Game on such Designated Consumer Game Platform, as specified in Section 2.1 hereof, until such time as GTIS shall have declined to acquire a license, or the option period specified in Section 2.3 hereof, whichever is applicable, shall have expired, or the applicable Home Video Game Distribution and License Agreement shall otherwise permit. GTIS understands, acknowledges and agrees that
(a) with respect to Games manufactured by the WMS Group under license from third parties, the rights granted by the WMS Group to GTIS (i) cannot exceed the rights obtained by the WMS Group with respect to such Games, (ii) will be limited to the Licensed Territory, and (iii) are subject to all limitations imposed on the WMS Group by such third party licensors, including limitations on the WMS Group's right to sublicense or subdistribute, and the form of Home Video Game Distribution and License Agreement will be deemed modified to the extent so required; and (b) although the WMS Group is developing Games in the normal course of business, the WMS Group is under no obligation to develop Games or to present any minimum number of Games to GTIS under this Agreement.

                          2.3.    If the WMS Group shall determine to develop or
acquire rights in a Game for play on a Designated Consumer Game Platform which it intends to release in the United States during the Initial Option Period or any Renewal Option Year or within twelve (12) months thereafter (a "Proposed Game"), the WMS Group shall notify GTIS in writing, as soon as practicable, with respect to such determination and shall furnish to GTIS any tentative development schedule for such Proposed Game. Such tentative development schedule shall be subject to change at any time and from time to time and the WMS Group reserves the right to abandon, suspend, or otherwise delay the development of such Proposed Game in its sole and absolute discretion, provided, however, that the WMS Group shall use reasonable efforts to keep GTIS apprised of material scheduling changes and/or the achievement of milestones in connection with the development of such Proposed Game. The WMS Group shall, as soon as practicable, notify GTIS in writing with respect to (a) the characteristics and method of play of such Proposed Game, (b) any material limitations or other terms and conditions which may affect the scope of the license which may be granted to GTIS (including copies of relevant contractual provisions where permitted), (c) the amount or method of determining third party fees and royalties payable in connection therewith, and (d) the date on which the WMS Group proposes to First Release the Proposed Game in the United States (the "New Game Option Notice"). The WMS Group shall use reasonable efforts to advise GTIS with respect to all of the information required to be included in the New Game Option Notice, as provided above, at least one hundred and twenty (120) days prior to the proposed release date of the Proposed Game by the WMS Group in the United States, provided, however, that GTIS acknowledges and agrees that such information may not then be available to the WMS Group and the WMS Group may not have fully determined or negotiated all material limitations or other terms and conditions which may affect the scope of the license or Third Party Fees and Royalties payable with respect thereto. The date of such New Game Option Notice is hereinafter referred to as the "New Game Option Notice Date." With respect to each Proposed Game as to which GTIS receives a New Game Option Notice, as hereinabove provided, GTIS shall have a period of sixty

(60) days in which to notify WMS in writing that it either elects or declines to exercise its option to license the Proposed Game. A notice that GTIS elects to exercise its option to have the Proposed Game is referred to as a "New Game Acceptance Notice." Any New Game Acceptance Notice given by GTIS shall in all events be conditioned upon and subject to (i) the actual release of the Game by the WMS Group in the United States within twelve (12) months following the end of the Initial Option Period or any Renewal Option Year as provided in Section
2.4 below and (ii) the prior release of coin-operated versions of the Game, if any, by the WMS Group no later than the end of the corresponding Initial Option Period or Renewal Option Year. As soon as practicable following receipt of (a) the New Game Acceptance Notice, and (b) notice from the Designated Consumer Game Platform manufacturer of its acceptance of the Proposed Game for sale in the United States, the WMS Group shall promptly furnish to GTIS a Master Disk with respect to such Game as well as one NTSC and one PAL version of such Master Disk. The WMS Group shall also furnish to GTIS, as soon as reasonably available,
(i) the beta version of the Game, (ii) text files and the text that appears in bit map files, and printed copies of scripts used for audio components of CD-ROM versions of the Proposed Game, for purposes of translating the Proposed Games into languages other than English (as contemplated in the Home Video Game Distribution and License Agreement), and (iii) copies of artwork, instruction manuals, and other packaging, labeling and promotional materials to be used by the WMS Group with respect to such Proposed Game substantially in commercially reproducible form. Except as otherwise specifically provided below, GTIS shall be solely responsible for all costs and out of pocket expenses required to reprogram a Master Disk for use in connection with the sale of Accepted Games, including, without limitation, editorial changes

THE INFORMATION BELOW MARKED BY * HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

or adaptions to local markets, changes required by all manufacturers of Designated Consumer Game Platforms and local rating boards or similar governmental agencies in the Licensed Territory. The WMS Group shall bear costs up to * Dollars for editorial changes per Accepted Game required by any German or European approval boards for modifications to Accepted Games, subject in all events to a maximum total required expenditure by the WMS Group during the Initial Option Period of * Dollars and * Dollar during each Renewal Option Year. GTIS and the WMS Group shall otherwise discuss in good faith any sharing of costs of other editorial changes, but the WMS Group shall in no event have any obligation to bear any additional costs of such editorial changes unless it shall specifically agree in writing with respect thereto. Although the WMS Group shall make reasonable efforts to advise GTIS with respect to the development schedule of a Proposed Game and the intended First Release date of such Proposed Game by the WMS Group in the United States, nothing herein shall be deemed to require the WMS Group to alter, amend, delay, or suspend its development schedule with respect to such Proposed Game, or its First Release date in the United States.

                          2.4.    Any Proposed Game or Game as to which GTIS has
exercised its option and furnished to the WMS Group a New Game Acceptance Notice within the notice period specified in Section 2.3 above shall become an "Accepted Game" for purposes of this Agreement, provided that such Game shall have actually been released by the WMS Group in the United States within twelve
(12) months following expiration of the Initial Option Period or any Renewal Option Year, and provided further that coin-operated versions of the Game, if any, shall have previously been released by the WMS Group during the corresponding Initial Option

Period or Renewal Option Year. With respect to each Accepted Game, GTIS and the member of the WMS Group which has released such Game shall enter into a Home Video Game Distribution and License Agreement which shall be dated as of the date of the New Game Acceptance Notice. If either of such parties shall delay or wrongfully refuse to enter into a Home Video Game Distribution and License Agreement with respect to any Accepted Game, then, in addition to any other rights of the non-defaulting party hereunder, at the option of the non-defaulting party, such Home Video Game Distribution and License Agreement shall be deemed to have been entered into as of the date on which GTIS shall have exercised its option to acquire the license of such Accepted Game as provided herein. GTIS understands and agrees that it will have no rights whatsoever in respect of any Game which does not become an Accepted Game in accordance with the terms of this Agreement and for which a Home Video Game Distribution and License Agreement is not duly executed (or deemed executed as provided above), and the WMS Group may exploit its rights in any Game which does not become an Accepted Game in any manner it sees fit, free and clear of this Agreement provided, however, that if GTIS shall fail or decline to accept a Proposed Game as provided in Section 2.3 above, and the WMS Group shall thereafter make material changes in the programming of the Game or in the amount of any Third Party Fees and Royalties payable with respect thereto, then the WMS Group shall furnish to GTIS a new New Game Option Notice with respect to such Game as so changed and GTIS shall thereafter have the right to accept such Game as changed in the manner provided in Section 2.3 above. The WMS Group shall also be entitled to exploit its rights with respect to any Game and to sell and distribute such Game, free and clear of this Agreement, in any Marketing Area with respect to which GTIS' right to sell and distribute such

Game has been suspended or revoked (or has become non-exclusive) as provided in
Section 2.7 below and Section 3.3 of any Home Video Game Distribution and License Agreement, provided however, that if the WMS Group shall thereafter make material changes in the programming of such Game or in the amount of any Third Party Fees and Royalties payable with respect thereto, then the WMS Group shall furnish to GTIS a new New Game Option Notice with respect to such Game as so changed and GTIS shall thereafter have the right to accept such Game as changed in the manner provided in Section 2.3 above.

                          2.5.    GTIS acknowledges that the WMS Group
manufactures and sells Games for many different entertainment platforms, including coin-operated games and home games of all types, and that any Games in respect of which GTIS obtains rights hereunder for exploitation on a specific Designated Consumer Game Platform may be developed by the WMS Group for other entertainment platforms, including other Designated Consumer Game Platforms, or for territories not included in the Licensed Territory and GTIS will have no rights therein.

                          2.6.    The WMS Group agrees to use commercial
efforts, in its reasonable judgment, to acquire rights to exploit Games on Designated Consumer Game Platforms throughout the Licensed Territory when it acquires rights to exploit such Games in the United States. Except to the extent that the WMS Group has heretofore granted rights (or any option, right of first refusal or negotiations or other ability to obtain rights which may be subsequently exercised) to manufacture, distribute or sell home video games on Designated Consumer Game Platforms within the Licensed Territory to any third party (including any renewals or extensions thereof resulting from the exercise of previously granted rights), if the WMS Group develops internally any coin-operated or home video game, then the WMS Group shall not license the right to use its computer software source code or object code for such coin-operated or home video game to any third party for the purpose of developing and/or marketing a Game for play on a Designated Consumer Game Platform in the Licensed Territory, unless the WMS Group shall have first offered to license such Game to GTIS as provided in this Agreement. With respect to Games in which the WMS Group acquires or intends to acquire from a third party rights to exploit such Games on Designated Consumer Game Platforms in the United States, but with respect to which the WMS Group is unable or unwilling to acquire rights to exploit such Games on Designated Consumer Game Platforms in the Licensed Territory based on the WMS Group's reasonable judgment that such rights are not available on commercially acceptable terms, or on terms which, in the WMS Group's judgment, would make it uneconomical for the WMS Group to acquire and license such rights to GTIS on the terms and conditions set forth herein and in the Home Video Game Distribution and License Agreement, the WMS Group shall so advise GTIS and GTIS shall have the reasonable opportunity to consult with the WMS Group (and, in GTIS' discretion, to propose other licensing or cost sharing arrangements with respect to such Game) prior to the WMS Group's determination whether to accept or decline to accept such rights which shall be made in good faith.

                          2.7.    GTIS or its sublicensees shall actively
commence marketing and selling an Accepted Game in reasonable commercial quantities in all Marketing Areas within the Licensed Territory within six (6) months following the date upon which the WMS Group shall have First Released such Accepted Game in the United States (the "Delivery Date"), provided however, that such six (6) month period shall be extended for a period of sixty (60) days in Marketing Areas, other than those designated as "Key Marketing Areas" on Schedule C annexed to the Home Video Game Distribution and License Agreement, if GTIS shall have proposed a sublicensee to distribute Licensed Products in such Marketing Area and the WMS Group shall have withheld its approval of the sublicensee. If GTIS or its sublicensees shall have failed to commence actively marketing and selling an Accepted Game in any Marketing Area within the Licensed Territory within six
(6) months following the Delivery Date with respect thereto, then the WMS Group shall have the right, in addition to any other rights which the WMS Group may have hereunder or under any Home Video Game Distribution and License Agreement, upon thirty (30) days written notice to GTIS, to suspend and revoke GTIS' or its sublicensees' right to sell such Accepted Game in such Marketing Area or to declare such right henceforth to be non-exclusive, as the WMS Group shall determine. If GTIS or its sublicensees shall have failed to commence actively marketing and selling three (3) or more Accepted Games which have been designed for play on the same Designated Consumer Game Platform, in each case within six
(6) months following the Delivery Date with respect thereto, in any Marketing Area within the Licensed Territory, then the WMS Group shall have the right, upon thirty (30) days written notice to GTIS, permanently to suspend and revoke GTIS' right to distribute and sell all future Accepted Games which have been designed for play on the same Designated Consumer Game Platform in such Marketing Area and to exclude such Marketing Area from the Licensed Territory under all future Home Video Game Distribution and License Agreements for Games which have been designed for play on such Designated Consumer Game Platforms. Notwithstanding the foregoing, however, GTIS or its sublicensees shall not be required to have actively commenced marketing and selling an Accepted Game in any Marketing Area if the specific Designated Consumer Game Platform on which such Accepted Game has been designed

THE INFORMATION BELOW MARKED BY * HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

for play shall not regularly be sold at retail or otherwise not be generally available to consumers in such Marketing Area or if such Accepted Game is banned in the entire Marketing Area.

                          For purposes of documenting compliance with this
Section 2.7, GTIS shall submit a report, as of the date six (6) months following the Delivery Date, listing the Marketing Areas in which GTIS has not commenced actively marketing and selling an Accepted Game. Such report shall be sent to the WMS Group within forty-five (45) days after the end of said six (6) month period, and shall indicate the status for each Marketing Area listed (indicating the date of expected First Release and whether a sublicensee has been appointed). Such summary report shall be made in good faith, using the best available information as of the date the report is submitted.

                 3. MINIMUM GUARANTEED ROYALTY; GUARANTEED ADVANCE
ROYALTY. In consideration for the option granted herein and as a guaranteed minimum royalty in respect of the Initial Option Period, GTIS agrees to pay to WMS the sum of * Dollars (the "Minimum Guaranteed Royalty") and to issue the Warrants as set forth in Paragraph 4 below. The Minimum Guaranteed Royalty shall be payable as follows: (a) the sum of * Dollars shall be payable as a guaranteed advance royalty (the "Guaranteed Advance Royalty") in the following installments: * Dollars shall be paid by wire transfer to WMS in immediately available funds on the date hereof; * Dollars shall be paid on or before March 31, 1996; and * Dollars shall be paid on or before March 31, 1997; and (b) the amount by which the Minimum Guaranteed Royalty exceeds royalties (including the Guaranteed Advance Royalty and all Third Party Fees and Royalties) actually paid by GTIS to the WMS Group in respect of the Initial Option Period

THE INFORMATION BELOW MARKED BY * HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

under all Home Video Game Distribution and License Agreements entered into pursuant to this Agreement, but in no event more than * Dollars, shall be paid on or before the date which is forty-five (45) days following the expiration of the Initial Option Period. Under no circumstances shall any amount paid by GTIS in respect of the Minimum Guaranteed Royalty pursuant to clause (b) of the preceding sentence be refundable or recoupable against any future royalties payable to the WMS Group. It is also understood that under no circumstances shall the WMS Group be required to repay any portion of the Guaranteed Advance Royalty, nor shall GTIS be entitled to any set off or to claim the right not to pay any portion of the Guaranteed Advance Royalty for any reason, except as provided in Section 10 below; provided that GTIS shall be entitled to recoup such payments out of royalties, to the extent provided in the Home Video Game Distribution and License Agreements entered into pursuant to this Agreement. If the payment of the installment of the Guaranteed Advance Royalty due on March 31, 1996 is not paid in full when due, the installment otherwise due on March 31, 1997 shall become immediately due and payable. The obligation to make payment of the deferred installments of the Guaranteed Advance Royalty are being fully secured by a clean standby letter of credit in the amount of * Dollars, issued by Republic National Bank delivered to WMS not later than March 31, 1995. If such letter of credit is not so delivered in form and substance satisfactory to WMS, this Agreement shall be of no further force and effect and WMS shall return to GTIS any amounts theretofore paid by GTIS to WMS. GTIS shall be responsible for all costs and expenses, including legal fees, which may be incurred by WMS in connection with its collection of the Minimum Guaranteed Royalty or any portion thereof. WMS shall permit GTIS from time

THE INFORMATION BELOW MARKED BY * HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

to time to exchange the original or any substitute letters of credit for other substitute letters of credit, provided that the newest substitute letters of credit are (i) issued by Republic National Bank or another bank acceptable to WMS, (ii) the amounts of the newest substitute letters of credit are not less than the amounts then owed with respect to the above described deferred payments; and (iii) the newest substitute letters of credit otherwise contain the same terms and conditions as are contained in the letter of credit for which it is being substituted. GTIS has advised the WMS Group of its intention to effect an initial public offering ("IPO") of its common stock or preferred stock convertible into common stock during the Initial Option Period. In the event that GTIS shall complete such IPO during the Initial Option Period and, as a result thereof, the additional or paid-in capital of GTIS shall be increased by at least * Dollars, as shown on a balance sheet of GTIS certified by its independent certified public accountants and furnished to the WMS Group, then the WMS Group shall permit GTIS to cancel the letter of credit securing the remaining deferred installments of the Guaranteed Advance Royalty. Cancellation of such letter of credit shall in no way relieve GTIS of its obligation to make payment of all remaining installments of the Guaranteed Advance Royalty as set forth above.

                 4. WARRANTS. GTIS agrees that simultaneously with the closing of any public offering of common stock, or of preferred stock convertible into common stock, WMS will be issued stock purchase Warrants and receive a registration rights agreement (or an amendment to a prior registration rights agreement between the parties, which includes the shares purchasable upon exercise of the Warrants being issued hereunder), in substantially the

THE INFORMATION BELOW MARKED BY * HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

form annexed hereto as Exhibit B, with the number of shares purchasable upon exercise of the Warrants being equal to * Dollars divided by the initial public offering price of the common stock sold, or the conversion price of preferred stock, whichever is applicable. The Warrants shall be exercisable for the class of common stock issued and sold by GTIS pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") in an initial public offering (or the class of common stock receivable upon conversion of any convertible preferred stock so issued and sold in an initial public offering). GTIS shall have no obligation to undertake or complete an initial public offering, and if it does not, GTIS will have no liability whatsoever to the WMS Group and the WMS Group shall have no right to any compensation in lieu of the Warrants referred to herein. The Warrants and the shares issuable thereunder are being and will be acquired by the WMS Group for investment and not with a view to the distribution thereof by the WMS Group, and such warrants and shares will be "restricted securities" within the meaning of the Securities Act. The WMS Group will not sell or dispose of such warrants or shares except in compliance with the federal securities laws.

                 5. REPRESENTATIONS AND WARRANTIES OF THE WMS GROUP. The members of the WMS Group represent and warrant that this Agreement has been duly authorized, executed and delivered by each member of the WMS Group; each such member has the full power and authority to enter into this Agreement and to perform its obligations hereunder and this Agreement constitutes the valid and binding obligation of each member of the WMS Group, enforceable in accordance with its terms, and the making of this Agreement by the member of the WMS Group does not violate or conflict with any agreement, right or obligation existing between any member of the WMS Group and any other person, firm or corporation.

                 6. REPRESENTATIONS AND WARRANTIES OF GTIS. GTIS represents and warrants that this Agreement has been duly authorized, executed and delivered by GTIS; GTIS has the full power and authority to enter into this Agreement and to perform its obligations hereunder and this Agreement constitutes the valid and binding obligation of GTIS enforceable in accordance with its terms; and the making of this Agreement by GTIS does not violate or conflict with any agreement, right or obligation existing between GTIS and any other person, firm or corporation.

                 7. CONFIDENTIAL INFORMATION. GTIS shall keep in confidence and not disclose or make available to any third party, without the written permission of WMS, the terms of this Agreement and the proprietary information of the WMS Group made known to it under this Agreement, including without limitation any information with respect to Proposed Games prior to the date on which they are First Released and any Master Disk or version thereof. Likewise, the WMS Group shall keep in confidence and not disclose to any third party, without the written permission of GTIS, the terms of this Agreement and the proprietary information of GTIS made known to it under this Agreement. This requirement of confidentiality shall not apply to information that is (a) permitted to be disclosed under a Home Video Game Distribution and License Agreement; (b) in the public domain through no wrongful act of the receiving party; (c) rightfully received by the receiving party from a third party who is not bound by a restriction of nondisclosure; (d) already in the receiving party's possession without restriction as to disclosure; or (e) is required to be disclosed by applicable rules and regulations of government agencies or judicial bodies. WMS or GTIS shall not issue any press release or other public or trade announcement with respect to the transactions contemplated by this Agreement unless the issuing party shall have first consulted with the other with respect thereto and obtained the other's prior written approval therefor, which approval will not be unreasonably withheld or delayed. The obligations of confidentiality under this Section 7 shall survive termination of this Agreement and either party shall be entitled to seek injunctive or equitable relief to prevent the breach or threatened breach by the other of the provisions of this Section and to secure its enforcement.

                 8. NOTICES. Any notice, consent, approval, request, waiver or statement to be given, made or provided for under this Agreement shall be in writing and deemed to have been duly given (a) by its delivery personally or by express mail; or (b) five (5) days after its being mailed, air express, registered or certified, return receipt requested, in a U.S. Post office addressed as follows:

                    To GTIS:

                    GT Interactive Software Corp.
                    16 East 40th Street
                    New York, New York  10016
                    Attention:  Mr. Ron Chaimowitz, President
                    Telephone Number:  (212) 951-3107
                    Facsimile Number:  (212) 679-6850

                    With a copy to:

                    GT Interactive Software Corp.
                    16 East 40th Street
                    New York, New York  10016
                    Attention:  Mr. Harry Rubin
                    Telephone Number:  (212) 951-3052
                    Facsimile Number:  (212) 679-6850

                    With a copy to:

                    GT Interactive Software Corp.
                    16 East 40th Street
                    New York, New York  10016
                    Attention:  Alan Behr, Esq.
                    Telephone Number:  (212) 951-2379
                    Facsimile Number:  (212) 679-6850


                    To WMS Group:

                    WMS Industries Inc.
                    3401 North California Avenue
                    Chicago, Illinois  60618
                    Attention:  Mr. Neil D. Nicastro, President
                    Telephone Number:  (312) 728-2300
                    Facsimile Number:  (312) 539-2099

                    With a copy to:

                    Jeffrey N. Siegel, Esq.
                    Shack & Siegel, P.C.
                    530 Fifth Avenue
                    New York, New York  10036
                    Telephone Number:  (212) 782-0700
                    Facsimile Number:  (212) 730-1964

                    With a copy to:

                    Williams Entertainment Inc.
                    1800 South Business 45
                    Corsicana, Texas  75110
                    Attention:  Mr. Byron Cook
                    Telephone Number:  (903) 874-2683
                    Facsimile Number:  (903) 872-8000

or such other address as either party may designate by notice given as aforesaid.

                 9. DEFAULT. In the event that GTIS shall default in any of its material obligations hereunder or under any Home Video Game Distribution and License Agreement and the WMS Group has provided notice of such default in accordance with the provisions of Section 8 hereof, if GTIS has not cured such default within fifteen (15) days of such notice, or within the grace periods provided in the Home Video Game Distribution and License Agreement in respect of payments thereunder, then, in addition to all other rights and remedies of the WMS Group at law or in equity, at the option of the WMS Group, all rights granted to GTIS under Section 2 of this Agreement shall be deemed terminated and shall revert to the WMS Group, provided it is understood that notwithstanding such termination, the Home Video Game Distribution and License Agreements with respect to Accepted Games which were deemed entered into prior to such termination, and which are not in default, shall remain in full force and effect. No such termination shall in any way affect or diminish WMS' rights hereunder, including without limitation, its rights under Sections 3, 4, 7 and 10 hereof, and the right of the WMS Group to receive the Minimum Guaranteed Royalty. Anything herein to the contrary notwithstanding, the rights granted to GTIS under Section 2 of this Agreement shall not be affected by an alleged default by licensee under a Home Video Game Distribution and License Agreement resulting from a bona fide dispute between licensor and licensee provided that licensee pays all undisputed amounts to licensor and all disputed amounts are paid into a bona fide third party escrow account.

                 10. OTHER TERMINATION. Anything in this Agreement to the contrary notwithstanding, if gross unit sales of Accepted Games by GTIS and its sublicensees in the Licensed Territory under all Home Video Game Distribution and License Agreements deemed

THE INFORMATION BELOW MARKED BY * HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.


to have been entered into pursuant to this Agreement during the portion of the Initial Option Period that is prior to July 1, 1999 (the "Test Period") shall not at least equal * of the gross unit sales of Accepted Games by the WMS Group and its licensees in North America during such Test Period, then the WMS Group shall have the right, in its sole and absolute discretion, to elect to terminate all rights granted to GTIS under Section 2 of this Agreement, including any further rights to acquire licenses to manufacture, distribute and sell versions of the Games, provided that, notwithstanding such termination, all Home Video Game Distribution and License Agreements with respect to Accepted Games which were deemed entered into prior to such termination, and which are not in default, shall remain in full force and effect. For purposes of calculating the
* of gross unit sales of Accepted Games by the WMS Group or its licensees in North America during the Test Period with respect to any Accepted Game which has been banned from sale by reason of the content of such Accepted Game or for any other reason beyond the control of GTIS in (A) both Germany and the United Kingdom, only * of the gross unit sales of Accepted Games by the WMS Group or its licensees in North America during the Test Period shall be counted, or (B) in either Germany or the United Kingdom, only 25% of the gross unit sales of Accepted Games by the WMS Group or its licensees in North America during the Test Period shall be counted. An Accepted Game shall not be deemed to have been legally banned if a modified version of such Accepted Game not containing the objectionable material has been substituted. In addition, for purposes of computing gross units of Accepted Games sold by GTIS or its sublicensees and subdistributors in the Licensed Territory or by the WMS Group or its licensees in North America during the Test Period as provided in this Section 10, (i) only gross units of Accepted Games sold at Full Price shall be counted, and (ii) there shall be excluded (a) any Accepted Games which relate primarily to American football, baseball or hockey, and (b) any gross unit sales of any Accepted Games which have been First Released by the WMS Group or its licensees during the last ninety (90) days of the Test Period. If the WMS Group shall elect to exercise its right to terminate, as provided above, it shall give written notice thereof (a "Notice of Election") to GTIS within ninety (90) days following the date on which the WMS Group shall have received all required reports under all Home Video Game Distribution and License Agreements with respect to Accepted Games sold by GTIS during the Test Period. Within thirty
(30) days following the date on which the WMS Group shall issue a Notice of Election, the WMS Group shall (a) pay to GTIS an amount equal to any then unrecouped portion of the Guaranteed Advance Royalty which has theretofore been paid to the WMS Group, together with interest thereon at the prime rate designated by Citibank, N.A. calculated from the date paid, and (b) surrender to GTIS any outstanding letters of credit securing any remaining installments of the Guaranteed Advance Royalty. No termination by the WMS Group of GTIS' rights to continue to acquire licenses with respect to Games pursuant to the provisions hereof shall in any way affect or diminish any rights of the WMS Group hereunder, including its rights under Sections 4, 7 and 11 of this Agreement or its right to continue to receive Royalties under any Home Video Game Distribution and License Agreement which remains in effect, except that GTIS shall not be entitled to any further recoupment of the Guaranteed Advance Royalty and the WMS Group shall not be entitled to be paid any Minimum Guaranteed Royalty pursuant to Section 3 hereof. The WMS Group shall permit GTIS, at GTIS' own expense, to have an independent certified public accountant inspect the books and records of the WMS Group solely with respect to the calculation of any gross unit sales of Accepted Games by the WMS Group in North America during the Test Period (but only in the event that the WMS Group shall have delivered to GTIS a Notice of Election, as provided above), during reasonable hours, upon five (5) business prior written notice and subject to such confidentiality agreements (including the execution of appropriate confidentiality agreements), as the WMS Group may require.

                 11.      NON-SOLICITATION.

                          During the Initial Option Period and any Renewal
Option Period and for a further period of two (2) years thereafter, neither GTIS nor the WMS Group shall, for itself or on behalf of any other person, partnership, corporation or entity, directly or indirectly, or by action in concert with others (a) solicit, induce, or encourage any person to terminate his or her employment or other contractual relationship with the other party or any of its affiliates, or (b) solicit, induce, or encourage any designer, developer, salesperson or other person known to have a contractual relationship with the other party to discontinue, terminate, cancel or refrain from entering into any design, development, sales or other contractual relationship with the other party or any of its affiliates. Each party agrees that the parties hereto shall be entitled to injunctive or other equitable relief to prevent the breach or threatened breach by it of the provisions of this section and to secure its enforcement.

                 12.      MISCELLANEOUS.

                          12.1.   This Agreement is personal to GTIS as one
party and the WMS Group as the other party. Neither this Agreement nor any party's rights under it may be assigned, in whole or in part, nor may its obligations be delegated, in whole or in part, to any person or party without the prior written consent of the other party, except that any party may assign its rights and delegate obligations to any of its direct or indirect wholly-owned subsidiaries or affiliates or to any person, firm or corporation owning or acquiring all or substantially all of the stock or assets of that party, as long as that party remains fully liable for its obligations hereunder. Any sale of all or substantially all of the assets of any member of the WMS Group shall include a requirement for the assumption by the purchaser of all covenants, obligations and duties undertaken by the seller pursuant to the terms of this Agreement, including its obligations with respect to Games and the intellectual property from which they are derived. This Agreement shall bind the parties, their successors and permitted assignees and delegees. The members of the WMS Group, as one party, and GTIS (including its subsidiaries and affiliates as one party) are each jointly and severally liable for their respective obligations under the terms of this Agreement.

                          12.2.   The entire understanding between the parties
hereto relating to the subject matter hereof is contained herein. This Agreement cannot be changed, modified, amended or terminated except by an instrument in writing executed by the parties hereto.

                          12.3.   No waiver, modification or cancellation of any
term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any act other than those specifically referred to therein and no waiver shall be deemed or construed to be a waiver of such terms or conditions for the future or any subsequent breach thereof.

                          12.4.   This Agreement does not constitute and shall
not be construed as constituting a partnership or joint venture between the WMS Group and GTIS, and neither the WMS Group nor GTIS shall have any right to obligate or bind the other in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

                          12.5.   This Agreement shall be governed by the laws
of the State of Illinois applicable to contracts made and to be wholly performed in the State of Illinois.

                          12.6.   If any provision of this Agreement is or
becomes or is deemed invalid, illegal or unenforceable under the applicable laws or regulations of any jurisdiction, either such provision will be deemed amended to conform to such laws or regulations without materially altering the intention of the parties, or it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

                          12.7.   This Agreement may be executed in counterparts
each of which shall be deemed an original and when taken together shall be deemed one and the same document.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                        WMS INDUSTRIES INC


                        By:     /s/ Neil D. Nicastro
                           ------------------------------

                        WILLIAMS ELECTRONICS GAMES, INC.


                        By:     /s/ Neil D. Nicastro
                           ------------------------------


                        MIDWAY MANUFACTURING COMPANY


                        By:     /s/ Neil D. Nicastro
                           ------------------------------


                        WILLIAMS ENTERTAINMENT INC.


                        By:     /s/ Byron Cook
                           ------------------------------


                        GT INTERACTIVE SOFTWARE CORP.


                        By:     /s/ Joe Cayre
                           ------------------------------

                                   SCHEDULE 1

1. License Agreement dated June 28, 1994 between Sony Electronic Publishing Company and Midway Manufacturing Company.

2. Letter of agreement dated January 6, 1994 between Tradewest Inc. and Sony Electronic Publishing Limited.

3. First Right of Negotiation Agreement dated March 28, 1994 between WMS Industries Inc. and Williams/Nintendo Inc.

4. License Agreement dated August 1, 1993 between Acclaim Entertainment Inc. and Midway Manufacturing Company with respect to WWF wrestling games.

5. Letter Agreement dated September 19, 1994 between Atari Corporation and WMS Industries Inc. with respect to Defender, Defender II, Robotron & Joust.

                                                                       EXHIBIT A


                                 HOME VIDEO GAME
                       DISTRIBUTION AND LICENSE AGREEMENT



         AGREEMENT made this ___ day of __________, 199__, by and between GT INTERACTIVE SOFTWARE CORP., a Delaware corporation with offices at 16 East 40th Street, New York, New York 10016 (herein called "Licensee") and [MIDWAY MANUFACTURING COMPANY], [WILLIAMS ELECTRONICS GAMES, INC.] [WILLIAMS ENTERTAINMENT INC.] a Delaware corporation with offices at 3401 North California Avenue, Chicago, Illinois 60618 (herein called "Licensor").

                              W I T N E S S E T H:

         WHEREAS, Licensor owns or controls the right to manufacture, sell and distribute Home Video Games (as hereinafter defined) containing the Licensed Property (as hereinafter defined) in the Licensed Territory (as hereinafter defined); and

         WHEREAS, Licensor and Licensee are parties to the GTIS Master Agreement (as hereinafter defined) pursuant to which Licensee has exercised its right and option to acquire a license to manufacture, distribute and sell Home Video Games embodying the Licensed Property in the Licensed Territory;

         NOW, THEREFORE, the parties hereto agree as follows:

                 1.       DEFINITIONS.

                          1.1.    "Alternative Royalty" shall have the meaning
ascribed in Schedule "B" annexed hereto.

                          1.2.    "Cartridge-Based Product" shall have the
meaning ascribed in Schedule "B" annexed hereto.

                          1.3.    (1) "Cartridge Margin" shall have the meaning
ascribed in Schedule "B" annexed hereto.

                          1.4.    "Computer Software" or "Software" shall mean
computer software in the form of a cartridge, CD-ROM disk or other device containing substantially full and complete computer game code, including the source code, the assembly code, the object code and such data files and other files as are necessary for the Licensed Product to achieve its functional purpose, whereby data and visual images, with or without sound, can be manipulated, communicated, reproduced or perceived with the aid of a Designated Consumer Game Platform.

                          1.5.    "Delivery Date" shall have the meaning
ascribed in Section 2.7 of the GTIS Master Agreement.

                          1.6.    "Designated Consumer Game Platform" shall have
the meaning ascribed in Section 1.4 of the GTIS Master Agreement.

                          1.7.    "Exporter" shall have the meaning ascribed in
Section 3.2 hereof.

                          1.8.    "First Foreign Sale" shall have the meaning
ascribed in Schedule "B" annexed hereto.

                          1.9.    "First Release" or "First Released" shall have
the meaning ascribed in Section 1.5 of the GTIS Master Agreement.

                          1.10.   "Front-line" shall have the meaning ascribed
in Schedule "B" annexed hereto.

                          1.11.   "Full Price" shall have the meaning ascribed
in Section 1.6 of the GTIS Master Agreement.

                          1.12.   "Game" shall have the meaning ascribed in
Section 1.7 of the GTIS Master Agreement.

                          1.13.   "GTIS Master Agreement" shall mean the GTIS
Master Option and License Agreement (Home Video Games) dated March 31, 1995, among Licensee, WMS Industries Inc., Midway Manufacturing Company, Williams Electronics Games, Inc. and Williams Entertainment Inc.

                          1.14.   "Guaranteed Advance Royalty" shall have the
meaning ascribed in Section 3 of the GTIS Master Agreement.

                          1.15.   "Home Video Game" shall mean Computer Software
designed to operate solely on a specific Designated Consumer Game Platform.

                          1.16.   "Initial Option Period" shall have the meaning
ascribed in Section 1.11 of the GTIS Master Agreement.

                          1.17.   "Late Charge" shall have the meaning ascribed
in Section 6.5 hereof.

                          1.18.   "Late Report" shall have the meaning ascribed
in Section 6.5 hereof.

                          1.19.   "Licensed Products" shall mean Home Video
Games embodying the Licensed Property.

                          1.20.   "Licensed Property" shall mean the
intellectual property, game concepts, descriptions, characteristics and method of play described in the New Game Option Notice and/or on Schedule A and embodied in the "Licensed Products."

                          1.21.   "Licensed Territory" shall have the meaning
ascribed in Section 3.1 of this Agreement.

                          1.22.   "Marketing Area" shall have the meaning
ascribed in Section 3.3 hereof.

                          1.23.   "Master Disk" shall have the meaning ascribed
in Section 1.15 of the GTIS Master Agreement.

                          1.24.   "Net Wholesale Sales Price" shall have the
meaning ascribed in Schedule "B" annexed hereto.

                          1.25.   "New Game Option Notice" shall have the
meaning ascribed in Section 2.3 of the GTIS Master Agreement.

                          1.26.   "Other Home Video Game Distribution and
License Agreements" shall have the meaning ascribed in Schedule "B" annexed hereto.

                          1.27.   "Recoupable Amount" shall have the meaning
ascribed in Schedule "B" annexed hereto.

                          1.28.   "Renewal Option Period" shall have the meaning
ascribed in Section 2.1 of the GTIS Master Agreement.

                          1.29.   "Renewal Option Year" shall have the meaning
ascribed in Section 2.1 of the GTIS Master Agreement.

                          1.30.   "Royalty" shall have the meaning ascribed in
Schedule "B" annexed hereto.

                          1.31.   "Royalty Period" shall have the meaning
ascribed in Section 6.1 hereof.

                          1.32.   "Term of this Agreement" or "period of this
Agreement" or "term hereof" or "so long as this Agreement remains in force" or words of similar connotation shall include the initial period of this Agreement and the period of all renewals, extensions, substitutions or replacements of this Agreement.

                          1.33.   "Third Party Fees and Royalties" shall mean
all fees, royalties and other participations of any kind or nature payable by Licensor to any third party, including developers, licensors and others having rights in connection with the exploitation of the Licensed Products. There shall be excluded from the term "Third Party Fees and Royalties" as used herein (a) any fees or royalties payable to employees or consultants by Licensor or its affiliates with respect to the development of the Licensed Product in house; and
(b) advances paid to any third party having rights in connection with the exploitation of the Licensed Products (other than persons referred to in clause (a)), provided, however, that if such advances are recoupable by Licensor or its affiliates from future royalties payable to such third party, then Third Party Fees and Royalties shall include such royalties which would otherwise be payable to such third party were it not for such right of recoupment.

                          1.34.   "Weighted Average Gross Profits" shall have
the meaning ascribed in Schedule "B" annexed hereto.

                 2.       GRANT OF LICENSE.

                          2.1.    Licensor hereby grants and Licensee hereby
accepts, for the term of this Agreement and subject to the terms hereinafter set forth, the exclusive license to manufacture, distribute, subdistribute and sell the Licensed Products in the Licensed Territory. Licensee shall have the right to sublicense any of the rights granted to Licensee hereunder to affiliates of GTIS, as such term is defined in Section 1.8 of the GTIS Master Agreement, and, with Licensor's prior written consent, which consent shall not be unreasonably withheld or delayed, to unaffiliated third parties. Without limiting the generality of the foregoing, Licensor shall not unreasonably withhold or delay its consent to proposals by Licensee to sublicense its rights hereunder to third party dedicated home video game hardware platform manufacturers for the purpose of "bundling" the Licensed Products together with such hardware products for distribution only within the Licensed Territory. Licensee shall not have the right to sublicense its rights hereunder (and Licensor may withhold its consent to any proposed sublicense) to any third party for the purpose of distributing, or to any third party who Licensee knows or could reasonably expect intends to sell or distribute, the Licensed Products outside of the Licensed Territory. Licensor may also withhold its consent to any proposed sublicense arrangement, if as a result thereof, it can be reasonably anticipated that Royalties which may become payable to Licensor on account of sales of Licensed Products in the Marketing Areas designated as "Key Marketing Areas" on Schedule C will be less than if such Licensed Products were sold directly by Licensee. It is understood that the term "Licensed Products" does not include Computer Software designed for play on (a) the Atari Jaguar(R) system, the 3D-O(R) system, and their respective successors (including any enhancements, improvements or updates), except only to the extent that Licensor or any of its affiliates shall itself (and not through any licensee or sublicensee) actually release the Licensed Products for commercial sale in the ordinary course of business on such hardware platforms in the United States; (b) any multipurpose home or personal computer systems; or (c) any other medium of exploitation, including handheld games, Computer Software playable on dedicated home video game hardware having a microprocessor of less than 32 bit capacity (excluding SNES and Sega Genesis), over the air, cable or fiber optic transmission, other than Designated Consumer Game Platforms; all of which remain the sole property of Licensor. No license is granted hereunder for the manufacture, sale or distribution of Licensed Products to be used as premiums, in combination sales, as giveaways or to be disposed of under similar methods of merchandising, except only that Licensee shall have the right, subject to rights of third parties in the Licensed Property, to distribute Licensed Products as premiums, combination sales or giveaways solely
(i) subject to Licensor's consent, which shall not unreasonably be withheld or delayed, in connection with the sale and distribution of other Home Video Games licensed to Licensee by Licensor or its affiliates under Other Home Video Game Distribution and License Agreements, and (ii) with respect to free or promotional goods in the quantities set forth on Schedule "B" annexed hereto.

                          2.2.    This license does not include any rights to
subsequent versions of the Licensed Property (so- called "sequels" or "derivatives"), such rights being retained by Licensor, except as the same are otherwise required to be offered to Licensee under the GTIS Master Agreement.

                 3.       LICENSED TERRITORY.

                          3.1.    Licensee shall be entitled to manufacture,
distribute and sell the Licensed Products in all countries throughout the world, except (a) the United States of America, its territories, possessions and United States military installations worldwide; Canada; Mexico; and Japan; and (b) countries or locations which are excluded under the terms of any license agreement between Licensor and any third party having rights to the Licensed Property. The territory in which Licensee shall be entitled to manufacture, sell and distribute the Licensed Products as specified above is herein referred to as the "Licensed Territory."

                          3.2.    Licensor shall have the exclusive right to
license to third parties or otherwise exploit for its own account any of its rights with respect to the Licensed Property outside of the Licensed Territory (and in any portion of the Licensed Territory in which Licensee's right to distribute Licensed Products have been revoked, suspended, or declared non-exclusive in accordance with Section 3.3 below), and Licensee shall not manufacture, distribute or sell any Licensed Products or otherwise exploit the Licensed Property directly or indirectly in any area other than the Licensed Territory. Without limiting the generality of the foregoing, Licensee shall not at any time sublicense, distribute or sell any Licensed Products to any distributor or customer who Licensee knows or could reasonably expect, based on objective evidence, intends to resell or export the Licensed Products outside of the Licensed Territory. Licensor shall similarly not at any time license, distribute or sell any Licensed Products to any licensee, distributor or customer who Licensor knows or could reasonably expect, based on objective evidence, intends to resell or export the Licensed Products within the Licensed Territory. A licensee, sublicensee, distributor or customer who wrongfully resells or exports Licensed Products from the Licensed Territory to North America or Japan, or from North America or Japan to the Licensed Territory, is referred to as an "Exporter." Licensor and Licensee shall have the right, in addition to any other rights which they may have hereunder, to require the other to terminate any license, distribution agreement or arrangement with any such Exporter who is wrongfully distributing Licensed Products in violation of the rights of the other party. Licensor shall also have the right to delay for a period up to three (3) months the introduction of any new Licensed Products into any country in which such Exporter may be located or is operating.

                          3.3.    Licensee shall actively commence marketing and
selling the Licensed Products within the Licensed Territory in reasonable commercial quantities within six (6) months following the Delivery Date, provided however, that such six (6) month period shall be extended for a period of sixty (60) days in Marketing Areas, other than those designated as "Key Marketing Areas" on Schedule C annexed hereto if (a) Licensee shall have proposed a sublicensee to distribute Licensed Products in such Marketing Area and the Licensor shall have withheld its approval of the sublicensee or (b) if Licensee shall have exercised its right, pursuant to Section 3.2 above, to delay the introduction of new Licensed Products into any country within the Marketing Area by reason of the location or operation of an Exporter in such Marketing Area. If Licensee shall fail to have commenced actively marketing and selling the Licensed Products in any country or in any related group of countries as described on Schedule "C" annexed hereto, (a "Marketing Area") within the Licensed Territory within six (6) months following the Delivery Date with respect thereto, then the Licensor shall have the right, in addition to any other rights which Licensor may have hereunder, upon thirty (30) days prior written notice to Licensee, to suspend or revoke Licensee's right to sell the Licensed Products in such Marketing Area or to declare such right henceforth to be nonexclusive, as Licensor shall determine. Notwithstanding the foregoing, however, Licensee shall not be required to have actively commenced marketing and selling a Licensed Product in any Marketing Area if the specific Designated Consumer Game Platform on which such Licensed Product has been designed for play shall not regularly be sold at retail or otherwise not be generally available to consumers in such Marketing Area or if the Licensed Product is banned in the entire Marketing Area.

                          3.4.    For purposes of documenting compliance with
Section 3.3 above, Licensee shall submit a report, as of the date six (6) months following the Delivery Date, listing the Marketing Areas in which Licensee has not commenced actively marketing and selling an Accepted Game. Such report shall be sent to Licensor within forty-five (45) days after the end of said six (6) month period,

THE INFORMATION BELOW MARKED BY * HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

and shall indicate the status for each Marketing Area listed (indicating the date that marketing and selling is expected to begin and whether a sublicensee has been appointed or will be replaced). Such summary report shall be made in good faith, using the best available information as of the date the report is submitted.

                 4.       TERM.

                          The license granted hereunder shall be effective on
the date hereof and shall terminate on the earlier of (a) five (5) years from the date hereof, or (b) upon termination of Licensor's rights obtained from third parties, unless sooner terminated in accordance with the terms and conditions hereof; provided, however, that subject to the earlier termination of Licensor's rights obtained from third parties, the license term shall be deemed extended for up to two (2) additional one (1) year renewal terms, if during the immediately preceding year, sales of Licensed Products in the Licensed Territory shall have amounted to at least * units. If Licensee's sales of Licensed Products in the Licensed Territory during the first of such additional one-year renewal term shall be less than * units, Licensee may pay to Licensor an amount equal to * Dollars per unit multiplied by the number of units less than * sold by Licensee during such year to make up the shortfall and the license term shall then be extended for the remaining renewal year.

                 5.       CONSIDERATION.

                          Licensee shall pay Licensor, with respect to sales
throughout the Licensed Territory of the Licensed Products, a Royalty as specified in Schedule "B" annexed hereto on each unit of Licensed Product sold.

                 6.       ACCOUNTINGS.

                          6.1. Licensee agrees to forward to Licensor at
Licensor's address set forth in Section 17 (with a copy to Williams Entertainment Inc., 1800 South Business 45, Corsicana, Texas

75110), within forty-five (45) days after the end of each calendar quarter (a "Royalty Period"), commencing with the first calendar quarter during which any unit of the Licensed Product is sold, a report of the number of units of the Licensed Products sold within such Royalty Period and a calculation, in reasonable detail and reported separately by Marketing Area, of the Royalty, including any Alternative Royalty, due on account of the sale of such units in accordance with Section 6.3 below and Schedule "B" annexed hereto, and any recoupment of the Guaranteed Advance Royalty claimed in accordance with Schedule "B" annexed hereto and Section 3 of the GTIS Master Agreement. Such report shall also include a cumulative reconciliation of the number of units of Licensed Products produced by Licensee to the number of units on hand. Licensee agrees that accompanying each such report shall be payment, in United States funds, of the Royalties due to Licensor, if any, in respect of such Royalty Period in excess of any permitted recoupment. Royalties calculated in foreign currencies shall be converted to United States currency at the spot rate of exchange published in the Wall Street Journal as of the last day of the Royalty Period. Such reports shall be required to be submitted with respect to sales and distributions of the Licensed Product whether or not any amounts are due under the terms hereof.

                          6.2. Licensee agrees to keep accurate books of account
and records with respect to the Licensed Products, covering all sales, purchases and inventories of Licensed Products and all Royalties due under this Agreement, at Licensee's offices (or the offices of Licensee's affiliates) and to permit (or procure the right for) Licensor at its own expense to have accounting professionals (which may include Licensor's employees who have accounting degrees) inspect such books of account and records of Licensee or its sublicensees during reasonable business hours (but not during the first three
(3) weeks of a calendar quarter), upon prior reasonable written notice, for the sole purpose of verifying the reports to be provided hereunder. Such inspections, together with inspections of Licensee's books of account and records pertaining to other Home Video Games licensed to Licensee by Licensor or its

THE INFORMATION BELOW MARKED BY * HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

affiliates under Other Home Video Game Distribution and License Agreements, shall occur no more frequently than twice during any twelve (12) month period for each of the Licensee's offices. Licensor's inspectors shall not be physically present in a specific office of Licensee for more than ten (10) consecutive business days in connection with any such inspection, provided that Licensee shall have supplied all requested information and documentation and responded to questions on a reasonably prompt basis. Licensee shall promptly furnish to Licensor copies of any report which Licensee may produce as the result of any audit by Licensee of the books of account and records of any sublicensee of Licensee. Licensor shall keep any information obtained from any such inspections in confidence and shall require that its accounting professionals do so as well. Licensee's books relating to any particular Royalty statement may be examined as aforesaid only within two (2) years after the date rendered and Licensee shall have no obligation to permit Licensor to so examine such books relating to any particular Royalty statement more than once for any one statement, unless in connection with a civil action filed by Licensor against Licensee in connection with such statement. In the event that any audit by Licensor's accounting professionals reveals that Licensee has underpaid Licensor by an aggregate of * or more with respect to the specific Royalty statements which are the subject of such audit, Licensee agrees that it shall also reimburse Licensor for the reasonable documented costs for any such audit (including traveling costs) up to the amount of the shortfall.

                          6.3.    Royalties shall be paid on * of products sold
by Licensee's point of sale ("POS") customers, less actual returns. With respect to shipments to non-POS customers, not less than * of the shipment shall be deemed a sale for Royalty purposes on the date of shipment. Not less than * the balance of the shipment, less actual returns, shall be deemed a sale for Royalty purposes six (6) months following the date of shipment, and the balance of such shipment, less actual returns not already counted, shall be deemed a sale for Royalty purposes twelve (12) months following the date of shipment. As used herein, POS customers mean those customers who report actual sales by selection number to Licensee via computer and scan their sales by UPC codes at cash registers.

                          6.4. Licensor shall permit Licensee, at Licensee's own
expense, to have an independent certified public accountant inspect Licensor's books and records with respect to the payment by Licensor of Third Party Fees and Royalties in connection with the Licensed Products, during reasonable hours, upon prior reasonable written notice and subject to such confidentiality requirements (including the execution of appropriate confidentiality agreements) as Licensor may require, for the sole purpose of verifying payment and calculation by Licensor of such Third Party Fees and Royalties. Licensor's books and records may be examined by Licensee's representatives not more frequently than twice in any twelve-month period and Licensee and Licensor shall otherwise have substantially the same rights as provided to the other under Section 6.2 above.

                          6.5. Licensee recognizes that the timely submission of
all reports required to be submitted to Licensor pursuant to Section 6.1 hereof is critical for Licensor to maintain good relations with its third party licensors as well as for Licensor's own financial reporting requirements. Therefore, in addition to any other rights and remedies of Licensor, if Licensee shall be late by more than five (5) business days with respect to any report and/or Royalty payment required to be submitted to Licensor pursuant to Section
6.1 hereof (a "Late Report"), then Licensee shall pay to Licensor a late charge ("Late Charge") at a rate equal to the prime rate designated by Citibank N.A. on any Royalties covered by such Late Report that are actually payable to Licensor as provided in Schedule B. Such Late Charge shall be computed from the 46th day following the last day of the calendar quarter for which such Late Report is due until the date actually paid. Licensor may elect to waive payment of any such Late Charge if Licensee shall have provided a reasonable estimate of Royalties due within fifteen (15) days following the end of the calendar quarter covered by such Late Report.

                          6.6. At the time that the Licensor shall provide to
Licensee notice of availability of a Game pursuant to Section 2.4 or 2.5 of the GTIS Master Agreement, Licensor shall provide to Licensee sufficient data to enable Licensee to calculate Third Party Fees and Royalties payable with respect to each Licensed Product (without regard to any advances which may have been made by Licensor). If Licensee is unable to calculate specific Third Party Fees and Royalties from the data provided, Licensee may request assistance from Licensor with respect thereto, and Licensor shall use its best efforts to respond within seven (7) days from the date of such request, but Licensee shall provide all sales and other data in its possession which are necessary for such calculations.

                 7.       QUALITY OF LICENSED PRODUCT.

                          7.1. The Licensed Products as manufactured,
advertised, sold, distributed or otherwise disposed of by Licensee under this Agreement shall be of a high quality and shall be sold and distributed in packaging prescribed by Licensor bearing Licensor's trademarks and trade names. Such packaging may indicate that the Licensed Products are distributed by Licensee. Licensor shall have the right to determine in its reasonable discretion whether the Licensed Product meets Licensor's high standards of merchantability. Licensee agrees to furnish Licensor free of cost for Licensor's written approval as to quality and style (which approval shall not be unreasonably withheld), samples of the Licensed Product, together with its proposed advertising, packaging and wrapping materials, before its manufacture, sale or distribution (whichever first occurs) and the Licensed Product shall not be sold or distributed by Licensee without such written approval.

                          7.2. If Licensor shall disapprove of any item
submitted by Licensee for approval hereunder, Licensor shall furnish at the time notice of disapproval is given to Licensee an explanation of the reason(s) for such disapproval and recommendations for suggested changes and Licensee shall resubmit such item after changes have been made for Licensor's approval.

THE INFORMATION BELOW MARKED BY * HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

                          7.3. In the event that the quality of any Licensed
Product approved by Licensor shall become less than that approved by Licensor and Licensee shall fail to raise the quality to the approved level within thirty
(30) days after received written notice from Licensor, the license granted under this Agreement for such Licensed Product shall automatically terminate and shall remain terminated until Licensor shall subsequently renew its approval of the Licensed Product.

                          7.4. If disapproval is not given by Licensee within
five (5) business days after Licensor's receipt of the item submitted for approval, Licensor's approval shall be deemed to have been given. Subsequent to final approval, Licensor may request the Licensee once each quarter to send, without charge, a reasonable number of production samples (but in any event not less than * copies of each language version) without payment of any Royalty hereunder to Licensor to ensure quality control. Should Licensor require additional samples for any reason other than resale or any other commercial exploitation by Licensor, Licensee shall be required to sell such samples to Licensor at its cost (but without payment of any Royalties hereunder), but not more than * units of each Licensed Product.

                 8.       ADVERTISING.

                 Licensee, at its own cost and expense, shall be solely responsible for all advertising costs, including all in store and institutional advertising costs, associated with the sale of Licensed Products in the Licensed Territory.

                 9.       TRADEMARK AND COPYRIGHT, ETC.

                          9.1. "Notice" as used in this Section shall mean the
following statutory copyright notice and notice of registration or application for registration of the licensed trademark:

                               _ _ _ _ (TM) or (R)
                               All Rights Reserved
            C _ _ _ _ Licensed from [Midway Manufacturing Company(R)]
                      [Williams(R) Electronics Games, Inc.]
                        [Williams(R) Entertainment Inc.]

or such other copyright notices and notices of registration as may be required by any third party licensors. Licensor shall advise Licensee prior to use whether (TM) or (R) shall follow the words " _ _ _ _ ."

                          9.2. Licensee shall furnish to Licensor samples of all
packaging in which the Licensed Products are sold by Licensee and Licensor shall cause the copyright in the packaging to be registered with the United States Copyright Office and recorded with the United States Customs Department at Licensor's expense. Licensee shall print, stamp or mold the Notice on all Licensed Products and on the front of each package or container used in connection therewith, and Licensee shall print the Notice on each label, advertisement and promotional release concerning any Licensed Products, all in accordance with instructions from Licensor, providing, however, that such notice shall be imprinted on the back of the package or container used in connection therewith, displayed on the title screen of the Licensed Product, and in the instruction booklet, if any, packaged with the Licensed Product. Licensee agrees to execute and deliver to Licensor in such form as Licensor may reasonably request all instruments necessary to effectuate trademark protection or to record Licensee as a registered user of any trademarks or to cancel such registration and if Licensee fails to execute such instruments, Licensee hereby appoints Licensor Licensee's attorney-in-fact to do so on Licensee's behalf. Licensee shall also furnish Licensor samples of all advertising or promotional materials bearing the Notice for Licensor's approval.

                          9.3. Subject to the terms of this Agreement, Licensee
acknowledges and agrees that: All copyrights, trademarks and service marks and rights to same referred to in this Section 9 in the name of and/or owned by Licensor shall be and remain the sole and complete property of Licensor; that all such copyrights, trademarks and service marks and rights to same in the name of or owned by any copyright proprietor other than Licensor or Licensee shall be and remain the sole and complete property of such copyright proprietor; that all trademarks and service marks which, and/or the right to use which, arise out of the license hereby granted to use the Licensed Property shall be and remain the sole and complete property of Licensor; that Licensee shall not at any time acquire or claim any right, title or interest of any nature whatsoever in any such trademark or service mark by virtue of this Agreement or of Licensee's uses thereof in connection with the Licensed Products; and that any right, title or interest in or relating to any such trademark or service mark, which comes into existence as a result of, or during the term of, the exercise by Licensee of any right granted to it hereunder shall immediately vest in Licensor.

                          9.4. Licensee agrees to assist Licensor at Licensor's
expense to the extent necessary in the procurement of any protection or to protect any of Licensor's right to the Licensed Property. Licensee shall notify Licensor in writing of any infringements or imitations by others of the Licensed Property on articles similar to those covered in this Agreement which may come to the Licensee's attention. Licensor shall have the right to commence action to enforce its proprietary rights and prosecute any such infringements, and Licensee agrees to fully cooperate, at Licensor's expense, in any such action. However, Licensee shall not incur any such expense reimbursable by Licensor without Licensor's express written approval and all recoveries resulting from any such action shall belong solely to Licensor. In the event Licensor declines to pursue any such action, Licensee may, with Licensor's written permission, and subject to the consent of any third party having rights in the Licensed Property, institute such an action, and Licensor, at Licensee's expense, shall cooperate in such action instituted by Licensee and all recoveries resulting from any such action shall belong solely to Licensee. Licensor shall not unreasonably withhold or delay its permission to enable Licensee to pursue an action (if Licensor shall decline to pursue such action) against persons or entities reasonably believed by Licensee to be counterfeiting or pirating Licensee's Licensed Products. Licensor shall not unreasonably withhold or delay its permission to grant to any sublicensee who requires it, at the time of entering into a sublicense, reasonable rights (without Licensor's prior consent in each instance) to pursue persons reasonably believed to be engaged in counterfeiting or piracy of the Licensee Product.

                          9.5. During the term of this Agreement and thereafter,
Licensee:

                                (a) will not challenge the ownership or rights
of Licensor in and to the Licensed Property or any copyright or trademark pertaining thereto developed by or for Licensor, nor attack the validity of the license granted hereunder or participate in any challenge thereto;

                                (b) will manufacture, sell and distribute the
Licensed Products in compliance with all applicable laws and governmental regulations in accordance with the terms of this Agreement;

                                (c) will not except as set forth in this
Agreement, either directly or indirectly, use or display or authorize others to use or display, the trademarks, copyrights or proprietary rights of Licensor in connection with any advertising, assembly, manufacture, distribution, use, sale or lease of any goods, other than in connection with the manufacture and sale of the Licensed Products; and

                                (d) subject to Licensee's best business judgment
Licensee will exercise reasonable efforts to: (i) manufacture sufficient quantities of the Licensed Product to meet the market demand for same; (ii) conduct advertising activities to promote the sale of Licensed Product; and
(iii) make any and all arrangements necessary to accomplish such undertakings.

                 10.      MATERIALS.

                          10.1.   Notwithstanding anything contained herein to
the contrary and subject to the terms of this Agreement, all artwork, designs and computer software embodying the Licensed Property, or any reproduction thereof, or any packaging or advertising materials, which are designed, developed and/or created by Licensee hereunder (or any of its sublicensees, affiliates or subsidiaries), shall be, and remain Licensor's sole and exclusive property, inclusive of all copyrights and right to copyright therein and thereto for the life of the copyright therein; provided that during the term of this Agreement, Licensee shall have the exclusive right, license and privilege (without any compensation to Licensor except as provided in Section 5) to use all such above described materials in connection with its exploitation, sale and distribution of the Licensed Products.

                          10.2. Licensor shall make available to Licensee, at
Licensor's actual out of pocket cost, any artwork relating to the Licensed Property which Licensor owns and which is reasonably available to Licensor for Licensee's use in connection with the exploitation of the Licensed Property.

                 11.      TRANSLATIONS.

                          In the event that Licensee shall reasonably require
the text associated with any Licensed Product to be translated into a language other than English, Licensor shall, upon request, provide to Licensee the text files and the text that appears in bit map files and printed copies of the script used for audio components of CD-ROM and cartridge versions only of the Licensed Product and Licensee shall produce, at its own expense, a translation text thereof and audio track therefor. Licensor shall then cause a new Master Disk containing such translation and audio track to be encoded and delivered to Licensee, at Licensor's own expense with respect to the CD-ROM version only and at Licensee's expense with respect to the cartridge version, provided, however, that Licensee shall bear the cost of encoding new Master Disks containing translations into languages other than French, German, Chinese, Portuguese, Spanish and Italian. Licensee shall also bear the cost of inserting audio tracks on Home Video Game cartridges.

                 12.      REPRESENTATIONS AND WARRANTIES.

                          12.1. Licensor hereby represents and warrants that
this Agreement has been duly authorized, executed and delivered by Licensor; Licensor has the full power and authority to enter into this Agreement and perform its obligations hereunder; this Agreement constitutes the valid and binding obligation of Licensor, enforceable in accordance with its terms; the making of this Agreement does not violate any agreement, right or obligation existing between Licensor and any other person, firm or corporation; and the Licensed Property, if used pursuant to the license granted herein, will not infringe upon or violate any rights of any third party.

                          12.2. Licensee hereby represents and warrants that
this Agreement has been duly authorized, executed and delivered by Licensee; Licensee has the full power and authority to enter into and perform its obligations hereunder; this Agreement constitutes the valid and binding obligation of Licensee, enforceable in accordance with its terms; the making of this Agreement does not violate any agreement, right or obligation existing between Licensee and any other person, firm or corporation; its manufacture, advertisement, distribution and sale of the Licensed Products will be in accordance with the terms of this Agreement and will not infringe upon or violate any rights of any third party. Licensee shall have obtained all necessary licenses for the sale of the Licensed Products within the Licensed Territory from Nintendo(R), Sega(R), Sony(R) or any other manufacturer of Designated Consumer Game Platforms.



                 13.      INDEMNIFICATION.

                          13.1. Each party agrees to indemnify and hold the
other (including officers, directors, agents and employees of such party or its subsidiaries, affiliates and sublicensees) harmless against any loss, damage, expense or cost (including reasonable attorneys' fees) arising out of any claim, demand or suit or judgment resulting from any breach of any warranty or representation set forth in Section 12 above. Each party shall promptly inform the other of any such claim, demand, suit or judgment.

                          13.2. In connection with any such claim, demand or
suit referred to above, the party so indemnifying (the "Indemnitor") agrees to defend, contest or otherwise protect the indemnified party (the "Indemnitee") against any such suit, action, investigation, claim or proceeding at the

Indemnitor's own cost and expense. The Indemnitee shall have the right, but not the obligation to participate, at its own expense, in the defense thereof by counsel of its own choice. In the event that the Indemnitor fails timely to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding, the Indemnitee shall have the right to defend, contest or otherwise protect against the same, and, upon ten (10) days' written notice to the Indemnitor, make any compromise or settlement thereof and recover the entire cost thereof from the Indemnitor, including without limitation, reasonable attorneys' fees, disbursements and all reasonable amount applied as a result of such suit, action, investigation, claim or proceeding or compromise or settlement thereof. The obligations hereunder shall survive the termination or expiration of this Agreement.

                          13.3. Neither Licensor nor Licensee shall be liable
for any incidental, consequential or punitive damages to the other.

                 14.      EVENTS OF DEFAULT AND TERMINATION.

                          Licensee shall be deemed to be in default of this
Agreement in the event either of the following occurs:

                                (a) Licensee fails to make any payment or
furnish any statement in accordance herewith, provided that Licensee shall have been given a first written notice of such default and a period of at least fifteen (15) days in which to cure such default and, if such default shall not have been cured within such period, Licensee shall have been given a second written notice of such default and a further period of at least ten (10) days in which to cure such default; or

                                (b) Licensee fails after thirty (30) days'
written notice to Licensee to comply with any other of Licensee's obligations hereunder.

            15. EXPIRATION OR TERMINATION OF AGREEMENT.

                  Upon expiration or termination of this Agreement, all rights granted to Licensee herein shall forthwith revert to Licensor with the following consequences:

                        (a) All unpaid Royalties shall be due and payable in accordance with Section 6.1 hereof.

                        (b) Licensor shall thereafter be free to license others to use the Licensed Property in connection with the manufacture, advertisement, distribution and sale of items identical or similar to the Licensed Products in the Licensed Territory.

                        (c) In the event of termination or expiration of this Agreement, other than a termination by Licensor as a result of a material breach of this Agreement by Licensee, Licensee may continue to sell for a period of one hundred eighty (180) days after the effective date of termination all approved copies of the units of the Licensed Product produced prior thereto.

            16. CONFIDENTIAL INFORMATION .

                  Each of the parties shall keep in confidence and not disclose or make available to any third party, without the written permission of the other party, the terms of this Agreement and the proprietary information of the other party made known to it under this Agreement, including without limitation any information with respect to Proposed Games prior to the date on which they are First Released and any Master Disk or version thereof. This requirement of confidentiality shall not apply to information that is (a) in the public domain through no wrongful act of the disclosing party; (b) rightfully received by the disclosing party from a third party who is not bound by a restriction of nondisclosure; (c) already in the disclosing party's possession without restriction as to disclosure; or (d) is required to be disclosed by applicable rules and regulations of government agencies or judicial bodies. This obligation of confidentiality: (i) shall survive termination of this Agreement and (ii) shall extend to any subcontractor of either party and each party agrees to obtain from each such subcontractor a written agreement to abide by the foregoing confidentiality requirements. Each of the parties shall be entitled to seek injunctive or equitable relief to prevent the breach or threatened breach by the other of the provisions of this Section and to secure its enforcement.

            17. NOTICES.

                  Any notice, consent, approval, request, waiver or statement to be given, made or provided for under this Agreement shall be in writing and deemed to have been duly given (i) by its delivery personally or by express mail; or (ii) five (5) days after its being mailed, air express, registered or certified, return receipt requested in a United States Post Office addressed as follows:

            TO LICENSEE:       GT Interactive Software Corp.
                               16 East 40th Street
                               New York, New York  10016
                               Attention:  Mr. Ron Chaimowitz,
                               Telephone Number:  (212) 951-3107
                               Facsimile Number:  (212) 679-6850

            WITH A COPY TO:    GT Interactive Software Corp.
                               16 East 40th Street
                               New York, New York  10016
                               Attention:  Mr. Harry Rubin
                               Telephone Number: (212) 951-3052
                               Facsimile Number: (212) 679-6850

            WITH A COPY TO:    GT Interactive Software Corp.
                               16 East 40th Street
                               New York, New York  10016
                               Attention:  Alan Behr, Esq.
                               Telephone Number:  (212) 951-2379
                               Facsimile Number:  (212) 679-6850

            TO LICENSOR:       WMS Industries Inc.
                               3401 North California Avenue
                               Chicago, Illinois  60618
                               Attention:  Mr. Neil D. Nicastro, President
                               Telephone Number:  (312) 728-2300
                               Facsimile Number:  (312) 539-2099

            WITH A COPY TO:    Jeffrey N. Siegel, Esq.
                               Shack & Siegel, P.C.
                               530 Fifth Avenue
                               New York, New York  10036
                               Telephone Number:  (212) 782-0700
                               Facsimile Number:  (212) 730-1964

            WITH A COPY TO:    Williams Entertainment Inc.
                               1800 South Business 45
                               Corsicana, Texas  75110
                               Attention:  Mr. Byron Cook
                               Telephone Number:  (903) 874-2683
                               Facsimile Number:  (903) 872-8000

or such other address as either party may designate by notice given as aforesaid.

            18. MISCELLANEOUS .

                  18.1. This Agreement is personal to Licensee as one party and Licensor as the other party. Neither this Agreement nor any party's rights under it may be assigned, in whole or in part, nor may Licensee's or Licensor's rights or obligations hereunder be delegated, in whole or in part, to any person or party without the prior written consent of the other party, except that any party may assign its rights and delegate obligations to any of its direct or indirect wholly-owned subsidiaries or affiliates or to any person, firm or corporation owning or acquiring all or substantially all of the stock or assets of that party, as long as that party remains fully liable for its obligations hereunder. Any sale of all or substantially all of the assets of Licensor shall include a requirement for the assumption by the purchaser of all covenants, obligations and duties undertaken by the seller pursuant to the terms of this Agreement, including its obligations with respect to Games and the intellectual property from which they are derived. This Agreement shall bind the parties, their successors and permitted assignees and delegees. Licensor as one party, and Licensee as the other party, are each liable for their respective obligations under the terms of this Agreement.

                  18.2. The entire understanding between the parties hereto relating to the subject matter hereof is contained herein. This Agreement cannot be changed, modified, amended or terminated except by an instrument in writing executed by the parties hereto.

                  18.3. No waiver, modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any act other than those specifically referred to therein and no waiver shall be deemed or construed to be a waiver of such terms or conditions for the future or any subsequent breach thereof.

                  18.4. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between Licensor and Licensee, and neither Licensor nor Licensee shall have any right to obligate or bind the other in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

                  18.5. This Agreement shall be governed by the laws of the State of Illinois applicable to contracts made and to be wholly performed in the State of Illinois.

                  18.6. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable under the applicable laws or regulations of any jurisdiction, either such provision will be deemed amended to conform to such laws or regulations without materially altering the intention of the parties or it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

                  18.7. This Agreement may be executed in counterparts each of which shall be deemed an original and when taken together shall be deemed one and the same document.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                      [WILLIAMS ELECTRONICS GAMES, INC.]


                                      By:__________________________________


                                      [MIDWAY MANUFACTURING COMPANY]


                                      By:__________________________________


                                      [WILLIAMS ENTERTAINMENT INC.]


                                      By:__________________________________


                                      GT INTERACTIVE SOFTWARE CORP.


                                      By:__________________________________

                                   SCHEDULE A

    [Description of Licensed Property as Set Forth in New Game Option Notice]

THE INFORMATION BELOW MARKED BY * HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

                                   SCHEDULE B

                                    ROYALTIES

         Licensee shall pay to Licensor royalties ("Royalties") computed as follows: (a) with respect to Licensed Products which are subject to any Third Party Fees and Royalties, an amount equal to the greater of (i) * of the actual Net Wholesale Sales Price for each unit sold and not returned, or (ii) * of Licensee's average Net Wholesale Sales Price for Front-line Home Video Games designed for play on the same Designated Consumer Game Platform sold at Full Price and not returned during the relevant Royalty Period; and (b) with respect to Licensed Products which are not subject to any Third Party Fees and Royalties, an amount equal to the greater of (i) * of the actual Net Wholesale Sales Price for each unit sold and not returned, or (ii) * of Licensee's average Net Wholesale Sales Price for Front-line Home Video Games designed for play on the same Designated Consumer Game Platform sold at Full Price and not returned during the relevant Royalty Period. The Royalty computed in accordance with clauses (a)(ii) and (b)(ii) of the preceding sentence shall apply (A) for a period of one year from the date of First Release of the Licensed Product by Licensee or its affiliates in each Marketing Area with respect to Home Video Games released during the first two (2) years of the Initial Option Period, and
(B) for a period of six (6) months from the date of First Release of the Licensed Product by Licensee or its affiliates in each Marketing Area with respect to Home Video Games released after the first two (2) years of the Initial Option Period. For purposes of this paragraph, a Licensed Product shall be deemed "Front-line" if it is substantially equivalent to a Home Video Game which has been released at a premium price by Licensor or its licensees in the United States. Royalties for Licensed Products which are not deemed Front-line products shall be calculated as provided in clauses (a)(i) or (b)(i) of the first sentence of this paragraph. Solely for purposes of computing Royalties in accordance with the first sentence of this paragraph, Licensed Products shall not be deemed to be subject to any Third Party Fees and Royalties if they are subject only to (x) de minimis Third Party Fees and Royalties excluding developer royalties amounting to less than * in the aggregate of the Net Wholesale Sales Price, or (y) royalties and other participations payable to developers for services rendered in connection with the Licensed Product. In no event shall the Royalty with respect to the sale of a Licensed Product at any time be less than the Third Party Fees and Royalties (including royalties and other participations payable to developers) payable with respect to such Licensed Product.

         Notwithstanding the foregoing, if at least twelve (12) months after the date of the initial release by Licensee (the "First Foreign Sale") of a Licensed Product subject to Third Party Fees and Royalties in each Marketing Area, the Net Wholesale Sales Price of such Licensed Product has been reduced from the original list price to the equivalent of (U.S.) * or less, then Licensee may elect to pay to Licensor in lieu of the Royalty payable in accordance with the first sentence of this Schedule B, an alternative royalty (the "Alternative Royalty") equal to the greater of (i)

THE INFORMATION BELOW MARKED BY * HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.


* of the Net Wholesale Sales Price of such Licensed Product, plus an amount equal to * of all Third Party Fees and Royalties payable with respect to the sale of such Licensed Product or (ii) * of the Net Wholesale Sales Price of such Licensed Product.


         If at any time after March 31, 1995 or, with respect to new Designated Consumer Game Platforms which are introduced subsequent to the date hereof, the date on which such new Designated Consumer Game Platform is introduced, there shall occur (a) a reduction in the standard platform royalties payable by Licensee to Nintendo(R), Sega(R), Sony(R), or any other Designated Consumer Game Platform manufacturer with respect to the Licensed Products, or (b) a reduction in landed unit manufacturing costs payable by Licensee to any Game manufacturer, including, without limitation, any such reductions in platform royalties or unit manufacturing costs which may result from reaching applicable volume discount levels established by the Designated Consumer Game Platform manufacturer or other Game manufacturer, then, in either or both such cases, Licensee shall pay to Licensor, in addition to any Royalty otherwise payable hereunder, an amount equal to * of the amount by which such platform royalty and landed manufacturing costs have been reduced for each unit of Licensed Product sold by Licensee. Such additional amounts shall be payable by Licensee to Licensor at the time and in the manner specified in Section 6 above. Notwithstanding the foregoing, however, Licensee shall not be required to pay to Licensor any such additional amounts based on reductions in platform royalties and landed unit manufacturing costs payable in respect of Licensed Products for the Sega Saturn and Sony PSX platforms unless and until such platform royalties and landed unit manufacturing costs shall fall below * Dollars per unit, and, in such cases, Licensee shall only be required to pay 50% of the reduction in costs below * Dollars, as provided above.


         All payments of Royalties by Licensee to Licensor hereunder shall either be paid from Licensee's office in the United States or from Licensee's office in the United Kingdom. Licensee shall be solely responsible for payment of, and shall timely file and remit, any foreign taxes (including any foreign taxes on Royalties required to be withheld at the source) related to this Agreement. Licensee shall promptly assist Licensor as necessary in obtaining a United Kingdom royalty tax withholding exemption, or with any other documentation required concerning Licensee's operations outside the United States. If taxes on Royalties payable hereunder imposed by any foreign jurisdiction are required to be withheld at the source, Licensee shall remit such Royalties net of any withholding taxes together with all appropriate documentation and reporting forms.

         The "Net Wholesale Sales Price" of Licensed Products shall be the price invoiced to customers, less any price discounts, rebates or credits granted at the time of sale and taxes invoiced to customers (including VAT). No deduction shall be made for bad debts or other uncollected amounts, advertising allowances, including cooperative advertising, or any other costs incurred in manufacturing, selling or distributing the Licensed Products.

THE INFORMATION BELOW MARKED BY * HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

ADJUSTMENTS TO ROYALTIES

         Anything above to the contrary notwithstanding:

         1. In cases where Licensed Products are sold by non-affiliated third party sublicensees under sublicenses granted by Licensee in accordance with the provisions of Section 2.1 above, Royalties shall be payable by Licensee to Licensor hereunder equal to the sum of (a) an amount equal to all Third Party Fees and Royalties payable with respect to the sale of such Licensed Products, plus (b) * of the proceeds received by Licensee from such sublicensee after deducting (i) a fee to Licensee equal to * of such net proceeds, (ii) an amount equal to all Third Party Fees and Royalties, and, (iii) in the case of non-affiliated third party sublicensees to whom Licensee supplies the Licensed Product, Licensee's direct manufacturing and shipping costs. In no event shall the Royalty be less than such Third Party Fees and Royalties.

         2. If Licensee's Weighted Average Gross Profits as a percentage of sales of Accepted Games under this Agreement and all Other Home Video Game Distribution and License Agreements other than Games with respect to which an Alternative Royalty is payable, for the twelve (12) months ending June 30, 1997 are less than Licensee's Weighted Average Gross Profits as a percentage of sales of Accepted Games under this Agreement and all Other Home Video Game Distribution and License Agreements other than Games with respect to which an Alternative Royalty is payable, for the twelve (12) months ending December 31, 2000, then the Royalties otherwise payable by Licensee under this Agreement and all Other Home Video Game Distribution and License Agreements for the first Renewal Option Year (ending June 30, 2002), if any, shall be increased, as a percentage of Net Wholesale Sales Price, for each unit sold and not returned, by an amount equal to * of the difference. If Licensee's Weighted Average Gross Profits as a percentage of sales of Accepted Games under this Agreement and all Other Home Video Game Distribution and License Agreements during the 12 months ended December 31, 2001, or any subsequent 12-month period during the Renewal Option Period, shall be greater or less than Licensee's Weighted Average Gross Profits as a percentage of sales of Accepted Games during the preceding 12-month period, then the Royalties otherwise payable by Licensee under this Agreement and all Other Home Video Game Distribution and License Agreements shall be similarly increased or decreased for the next Renewal Option Year by an amount equal to * of the difference, but in no event shall Royalties payable by Licensor under this Agreement and all Other Home Video Game Distribution and License Agreements be reduced at any time to an amount less than the amounts set forth in the first sentence of this Schedule B. For purposes hereof, Licensee's "Weighted Average Gross Profits" with respect

THE INFORMATION BELOW MARKED BY * HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.


to the sale of Accepted Games under this Agreement and all Other Home Video Game License Agreements shall mean the weighted average, computed on a platform by platform basis, of (a) aggregate sales of Accepted Games other than Games with respect to which an Alternative Royalty is payable, less (b) landed manufacturing costs and platform royalties paid or payable with respect to such Accepted Games. Any amounts actually paid or payable to Licensor by Licensee as additional Royalties hereunder by reason of a reduction in platform royalties or landed unit manufacturing costs, as provided above (including without limitation any such amounts paid or payable by reason of a reduction in platform royalties or landed unit manufacturing costs of Licensed Products for the Sega Saturn or Sony PSX platforms below * Dollars per unit), shall be added back in determining Weighted Average Gross Profits hereunder. For example, if Licensee's Weighted Average Gross Profits as a percentage of sales of Accepted Games during the twelve (12) months ended by June 30, 1997 are *, and Licensee's Weighted Average Gross Profits during the twelve months ending December 31, 2000 are * of sales of Accepted Games, then the Royalty otherwise payable by Licensee to Licensor as a percentage of Net Wholesale Sales Price during the first Renewal Option Year (ending June 30, 2002) shall be increased by * of the difference, or *.

         3. If the Licensed Product shall incorporate Computer Software in the form of a cartridge, as opposed to a CD-ROM disk or other device containing the computer game code (a "Cartridge-Based Product"), Licensee may elect to adjust the Royalties otherwise payable with respect to sales of such Cartridge-Based Product in a Marketing Area as follows: The "Cartridge Margin" for such Cartridge-Based Product shall be calculated by subtracting from * the sum of (i) the applicable percentage Royalty with respect to sales of such Cartridge-Based Product, determined in accordance with the first sentence of this Schedule B above, and (ii) the landed unit cost of such Cartridge-Based Product, stated as a percentage of the Net Wholesale Sales Price therefor. If the Cartridge Margin is less than the applicable percentage Royalty otherwise payable on sales of such Cartridge-Based Products, the applicable percentage Royalty shall be reduced by an amount equal to * of the difference between such percentage Royalty and the Cartridge Margin, provided, however, that in no event shall the Royalty payable with respect to sales of Cartridge-Based Products be less than the Third Party Fees and Royalties payable with respect thereto.

              For example, if the Royalty percentage rate determined in accordance with the first sentence of this Schedule B is * for a Cartridge-Based Product having a Net Wholesale Sales Price in a given Marketing Area of * Dollars and a landed unit cost of * Dollars (i.e., * of Net Wholesale Sales Price), the Cartridge Margin for such Cartridge-Based Product would be *. Since the Cartridge Margin * is less than the applicable percentage Royalty *, the applicable percentage Royalty shall be reduced by one-half of the difference, or *, such that the adjusted Royalty percentage payable on sales of such Cartridge-Based Product in the Marketing Area will be *.

THE INFORMATION BELOW MARKED BY * HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

RECOUPMENT.

         Licensee shall be entitled to apply the aggregate amount by which (a) Royalties earned and otherwise payable under this Agreement exceed (b) * of the amount of any Third Party Fees and Royalties payable by Licensor to parties having rights with respect to the sale of Licensed Products (the "Recoupable Amount"), to recoup the * Dollar Guaranteed Advance Royalty paid by Licensee to WMS Industries Inc. pursuant to Section 3 of the GTIS Master Agreement, until such Recoupable Amount together with the Recoupable Amounts actually paid by Licensee under any other Home Video Game Distribution and License Agreement entered into by Licensee pursuant to the GTIS Master Agreement ("Other Home Video Game Distribution and License Agreements") equal * Dollars; provided, however, that (i) to the extent that the aggregate of all Recoupable Amounts applied or accrued under this Agreement and the Other Home Video Game Distribution and License Agreements between March 31, 1995 and March 31, 1996 exceeds the installment of the Guaranteed Advance Royalty paid on March 31, 1995, such excess shall be paid to Licensor and the licensors under the Other Home Video Game Distribution and License Agreements, in accordance with their respective interests, and applied in reduction of the installment of the Guaranteed Advance Royalty payable under the GTIS Master Agreement on March 31, 1997, up to a maximum reduction of * Dollars, and the balance of such excess, if any, shall be applied first in reduction of the installment of the Guaranteed Advance Royalty payable on March 31, 1996, and then in reduction of the installment of the Guaranteed Advance Royalty payable on March 31, 1997, and
(ii) to the extent that the aggregate of all Recoupable Amounts applied or accrued under this Agreement and all Other Home Video Game Distribution and License Agreements between March 31, 1995 and March 31, 1997 exceed the unrecouped portion of the installments of the Guaranteed Advance Royalty paid on March 31, 1995 and March 31, 1996, the excess shall be paid to Licensor and the licensors under the Other Home Video Game Distribution and License Agreements, in accordance with their respective interests, and applied in reduction of the installment of the Guaranteed Advance Royalty payable on March 31, 1997.

LIMITATIONS ON FREE AND PROMOTIONAL GOODS; CLOSE-OUTS.

         Licensee shall be permitted to distribute free and promotional goods without the payment of any Royalties or other royalties thereon, subject to the provisions of Section 1 above and within the following territorial and quantity limits:

         United Kingdom,
         Germany, Scandinavia,
         Benelux, Italy, Spain, and
         Australia:       * units per country

         Other Countries:     * units per country

THE INFORMATION BELOW MARKED BY * HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

         No Royalties shall be payable by Licensee to Licensor in excess of any Third Party Fees and Royalties in connection with the sale by Licensee of "close-outs." For purposes hereof, "close-outs" shall mean any Licensed Products that are sold for a price no greater than the sum of direct manufacturing and shipping costs plus platform royalties and any Third Party Fees and Royalties.

                                   SCHEDULE C

                                 MARKETING AREAS

         The following countries or related groups of countries shall each be deemed a single Marketing Area:

         United Kingdom and Ireland*
         France*
         Germany, Switzerland and Austria*
         Benelux*
         Spain and Portugal*
         Italy*
         Scandinavia
         Former Eastern Bloc and the Baltic States (Latvia, Lithuania, Estonia) Russia and Rest of the CIS
         Rest of Europe (including Turkey)
         Africa
         Middle East
         India and Pakistan
         China (PRC excluding Hong Kong and Macao)*
         Rest of Asia
         Australia and New Zealand
         Brazil
         Rest of South and Central America and the Caribbean


---------------------
*  Denotes Key Marketing Area

                                    EXHIBIT B

               Forms of Warrant and Registration Rights Agreement

                  NEITHER THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE NOR ANY SHARES ACQUIRED UPON THE EXERCISE OF SUCH WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY OTHER SECURITIES LAWS, NOR MAY SUCH WARRANTS OR SHARES BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR OTHER LAWS. THIS WARRANT AND SUCH SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.

         AS USED HEREIN, THE TERM "COMMON STOCK" SHALL MEAN THE CLASS OF COMMON STOCK ISSUED AND SOLD BY THE COMPANY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IN AN INITIAL PUBLIC OFFERING.

                          GT INTERACTIVE SOFTWARE CORP.
                          Common Stock Purchase Warrant

No. _____                                                     _________ Warrants

                NOT EXERCISABLE AFTER THE DATES SPECIFIED HEREIN

                  THIS WARRANT CERTIFICATE CERTIFIES THAT WMS Industries Inc., or registered assigns, is the registered holder of the number of warrants set forth above, each of which entitles such holder hereof, subject to the terms, provisions and conditions set forth herein, to purchase from the Company at any time prior to [5 years from the date such Warrants become exercisable] at the principal office of the Company or such other location designated by the Company in accordance with the terms set forth herein, one fully paid and nonassessable share of the Common Stock of the Company, no par value per share ("Common Stock"), at the initial purchase price of $_________ per share [IPO Price], upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase on the reverse side hereof duly executed and payment in full (in cash or by certified or official bank or bank cashier's check payable to the order of the Company) of the applicable Purchase Price as to which the Warrant(s) represented by the Warrant Certificate are exercised, all subject to the terms, provisions and conditions hereof; provided, however, that the holder hereof shall have the right, at its election, in lieu of paying the Purchase Price in cash or by certified or official bank or bank cashier's check as described above, to instruct the Company, in the Form of Election to Purchase, to retain, in payment of the Purchase Price, a number of shares of Common Stock (the "Payment Shares") equal to the quotient obtained by dividing (x) the aggregate Purchase Price of the shares as to which the Warrants represented by this Certificate are being exercised by (y) the current market price per share (as defined in Section 8(d) below), and to deduct the number of Payment Shares from the shares to be delivered to the holder hereof. The number of Warrants evidenced by this Warrant Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are as of _________ __, 199_. The Warrants represented by this Certificate are being issued pursuant to the terms of the GTIS Master Option and License Agreement (Home Video Games), dated March 31, 1995, by and between WMS Industries Inc. and the Company.

                  The rights of the holder of this Warrant shall be subject to the following further terms and conditions:

                  SECTION I. Exercise of Warrants; Purchase Price.

                  (1) Subject to the provisions of Section 6(d) hereof, the registered holder of this Warrant Certificate may exercise the Warrants evidenced hereby, in whole or in part, as follows: (i)___ Warrants exercisable for ____ shares of Common Stock (1/3 of total shares represented by Warrant) may be exercised on or after (x) March 31, 1996 or (y)______ __, 199_ (6 months after the date of the IPO), whichever is later; (ii) ___ Warrants exercisable for ___ shares of Common Stock (1/3 of total shares represented by Warrant) may be exercised on or after (x) March 31, 1997 or (y)_______ __, 199_ (6 months after the date of the IPO), whichever is later; and (iii) ___ Warrants exercisable for __ shares of Common Stock (1/3 of total shares represented by Warrant) may be exercised on or after (x) March 31, 1998 or (y) _________ __, 199_ (6 months after the date of the IPO), whichever is later. The Warrants referred to in (a)(i) above are exercisable until 4:00 p.m., New York City time, on [five years from the date such Warrants become exercisable]; the Warrants referred to in (a)(ii) above are exercisable until 4:00 p.m., New York City time, on [five years from the date such Warrants become exercisable]; and the Warrants referred to in (a)(iii) above are exercisable until 4:00 p.m., New York City time, on [five years from the date such Warrants become exercisable] (each a "Final Expiration Date"), upon surrender of this Warrant Certificate, with the Form of Election to Purchase on the reverse side hereof duly executed, to the Company at its office maintained pursuant to Section 2(b) hereof, together with payment of the Purchase Price for each share of Common Stock as to which the Warrants are exercised. Each warrant not exercised prior to 4:00 p.m., New York City time, on the applicable Final Expiration Date shall become void and all rights thereunder shall cease as of such time.

                  (2) The purchase price for each share of Common Stock pursuant to the exercise of a Warrant shall be $_______ [IPO Price] (the "Purchase Price"); provided, however, that the Purchase Price shall be subject to adjustment from time to time as provided in Section 8 hereof. The aggregate Purchase Price shall be payable in cash or by certified or official bank or bank cashier's check payable to the order of the Company, or by any other means consented to by the Company.

                  (3) Upon receipt of this Warrant Certificate representing exercisable Warrants, with the Form of Election to Purchase duly executed, accompanied by payment of the aggregate Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of this Warrant Certificate in accordance with Section 6 hereof, the Company shall thereupon promptly (i) cause to be issued to the holder hereof the Common Stock certificates for the number of whole shares of Common Stock to be purchased and (ii) when appropriate, pay to the registered holder hereof, in lieu of the issuance of fractional shares to which such holder would otherwise be entitled, an amount in cash in accordance with Section 11 hereof.

                  (4) If the registered holder of this Warrant Certificate shall exercise less than all the Warrants evidenced hereby, a new Warrant Certificate evidencing Warrants equivalent to the Warrants remaining unexercised shall be issued by the Company to the registered holder of this Warrant Certificate or to his duly authorized assigns, subject to the provisions of Section 11 hereof.

                  SECTION II. Split Up, Combination and Exchange of Warrant Certificates; Mutilated, Destroyed, Lost or Stolen Warrant Certificates.

                  (1) Subject to the provisions of Section 11 hereof, at or prior to the Final Expiration Date this Warrant Certificate, with or without other Warrant Certificates, may be split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder to purchase a like number of shares of Common Stock as the Warrant Certificate or Warrant Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to split up, combine or exchange this Warrant Certificate shall make such request in writing delivered to the Company, and shall surrender the Warrant Certificate or Warrant Certificates to be split up, combined or exchanged at the office of the Company maintained for such purpose as set forth below. Thereupon the Company shall sign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrant Certificates.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificate if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor to the registered owner in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated.

                  (2) The Company will maintain an office (which may be an agency maintained at a bank) in the City of New York in the State of New York where notices, presentations and demands in respect of any Warrants may be made upon it and where it will maintain the Warrant register upon which transfers and exchanges of Warrants shall be recorded. Such office shall be maintained at GT Interactive Software Corp., 16 East 40th Street, New York, New York 10016, until such time as the Company shall notify the holders of the Warrants of any change of location of such office.

                  SECTION III. Subsequent Issue of Warrant Certificates. Subsequent to their original issuance, no Warrant Certificates shall be issued except (a) Warrant Certificates issued upon any transfer, combination, split-up or exchange of Warrants pursuant to the terms, conditions and provisions hereof,
(b) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 2 hereof, (c) Warrant Certificates issued pursuant to Section 1(d) hereof upon the partial exercise of any Warrant Certificate to evidence the unexercised portion of such Warrant Certificate, (d) Warrant Certificates issued pursuant to Section 8(i) hereof and
(e) Warrant Certificates issued pursuant to Section 14 hereof.

                  SECTION IV. Cancellation and Destruction of Warrant Certificates. All Warrant Certificates surrendered for the purpose of exercise, exchange, substitution, transfer, split-up or combination shall be cancelled by the Company, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Warrant Certificate. The Company shall cancel and retire any other Warrant Certificates purchased or acquired by the Company otherwise than upon the exercise thereof.

                  SECTION V. Ownership; Restrictions on Transfer; Registration of Transfers.

                  (1) Except as otherwise permitted by this Section 5, each Warrant Certificate (including each Warrant Certificate issued upon the transfer of such Warrant Certificate) shall be stamped or otherwise imprinted with legends in substantially the following form:

                  "Neither the Warrants represented by this Warrant Certificate nor any shares acquired upon the exercise of such Warrants have been registered under the Securities Act of 1933, as amended or any other securities laws nor may such Warrants or shares be transferred, sold or otherwise disposed of in the absence of such registration or an exemption therefrom under such act or other laws. This Warrant and such shares may be transferred only in compliance with the conditions specified in this Warrant.

                  (2) Except as otherwise permitted by this Section 5, each certificate for Common Stock (or other securities) issued upon the exercise of this Warrant, and each certificate issued upon the transfer of any such Common Stock (or other securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

                           "The shares represented by this certificate have not
                  been registered under the Securities Act of 1933, as amended or any other securities laws and may not be transferred, sold or otherwise disposed of in the absence of such registration or an exemption therefrom under such Act or other laws. Such shares may be transferred, sold or otherwise disposed of only in compliance with the conditions specified in the Common Stock Purchase Warrants issued by GT Interactive Software Corp. A complete and correct copy of the form of such Warrant is available for inspection at the principal office of GT Interactive Software Corp. or at the office or agency maintained by GT Interactive Software Corp. as provided in such Warrants and will be furnished to the holder of such shares upon written request and without charge."

                  (3) Prior to any transfer of any Warrant Certificate that is not registered under an effective registration statement under the Securities Act of 1933 (the "Securities Act"), the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this Section 5. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinion referred to below

                  If, in the opinion of counsel for the Company, the proposed transfer may not be legally effected without registration of such Warrants under the Securities Act, the Company will promptly so notify the holder thereof and thereafter such holder shall not be entitled to transfer such Warrant until either (x) receipt by the Company of a further notice from such holder pursuant to the foregoing provisions of this Section 5 and fulfillment of the provisions of this Section 5 or (y) such Warrants have been effectively registered under the Securities Act.

                  If, in the opinion of counsel for the Company, the proposed transfer may be effected without registration of such Warrants under the Securities Act, such holder shall thereupon be entitled to transfer such securities in accordance with the terms of the notice delivered by such holder to the Company. Each Warrant Certificate issued upon or in connection with such transfer shall bear the restrictive legends required by this Section 5, unless in the opinion of such counsel, such restrictive legends are not required or advisable.

                  (4) The restrictions imposed by this Section 5 upon the transferability of the Warrants relating to the registration of securities under the Securities Act set forth in clauses (b) and (c) of this Section 5 shall terminate as to any particular Warrants, (x) when such securities shall have been effectively registered and sold or distributed under the Securities Act,
(y) when, in the opinion of both counsel for the Company and the holder (each of whom shall be experienced in securities law matters), any restrictions cease or are permitted to terminate under applicable securities law, or (z) when, in the opinion of counsel for the Company (who shall be experienced in securities law matters), such restrictions are no longer required in order to insure compliance with the Securities Act or any other applicable securities law, whichever is earliest. Whenever any such restrictions shall cease and terminate as to any Warrants, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new Warrants of like tenor not bearing the applicable legends previously required by this
Section 5.

                  SECTION VI. Reservation and Availability of Shares of Common Stock.

                  (1) The Company will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or its authorized and issued shares of Common Stock held in its treasury, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants. The transfer agent for the Common Stock, if any, will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant on file with each transfer agent. The Company will furnish the transfer agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder of a Warrant Certificate pursuant to Section 8 hereof.

                  (2) So long as the Common Stock issuable upon the exercise of Warrants may be listed on any national securities exchange or the NASDAQ Stock Market, the Company shall use its best efforts to cause all shares reserved for such issuance to be listed as expeditiously as possible on such exchange upon official notice of issuance upon such exercise.

                  (3) The Company will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon exercise of Warrants shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

                  (4) The Company will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the initial issuance or delivery of this Warrant Certificate or of the issuance and delivery of any shares of Common Stock upon the exercise of Warrants, except as set forth in the immediately following sentence. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer or delivery of this Warrant Certificate to a person other than, or the issuance or delivery of certificates for Common Stock in a name other than that of, the registered holder of the Warrant Certificate evidencing Warrants surrendered for exercise or to issue or deliver any certificates for shares of Common Stock upon the exercise of any Warrants until any such tax shall have been paid (any such tax being payable by the holder of such Warrant Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

                  SECTION VII. Common Stock Record Date. Each person in whose name any certificate for shares of Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the close of business on the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the opening of business on the next succeeding business day on which the Common Stock transfer books of the Company are open.

                  SECTION VIII. Adjustment of Purchase Price, Number of Shares or Number of Warrants. The Purchase Price, the number of shares of Common Stock covered by each Warrant and the number of Warrants outstanding are subject to adjustment from time to time as provided in this Section 8.

                           (1) In case the Company shall at any time after the
                  date hereof, (i) effect a distribution to all holders of its outstanding Common Stock payable in shares of Common Stock,
                  (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock or (iv) issue any securities of the Company in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation other than a consolidation or merger in respect of which an adjustment is made pursuant to Section 10 hereof), the number and kind of securities issuable commencing on the record date for such distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive upon exercise of the Warrant the aggregate number and kind of securities which, if such Warrant had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. Notwithstanding the foregoing, if a warrant is exercised subsequent to the record date, if any, but prior to the relevant distribution date or payment date, the Company shall not be required to make any such payment or distribution pursuant to this subsection (a) to the holder of such warrant prior to such payment or distribution date, but shall make such payment or distribution on such date.

                           (2) In case the Company shall fix a record date for
                  making a distribution to all holders of Common Stock of rights, options or warrants entitling them to subscribe for or purchase Common Stock at a price per share of Common Stock less than the then current market price per share (as defined in Section 8(d) hereof) of Common Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered for subscription or purchase would purchase at the current market price per share and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the maximum number of additional shares of Common Stock to be offered for subscription or purchase.

                           In the case of a distribution by the Company to all
                  holders of Common Stock of rights, options or warrants entitling them to subscribe for or purchase securities convertible into, exchangeable for or carrying a right to purchase Common Stock (such securities being referred to herein as "Convertible Securities"), for purposes of this
                  Section 8(b), (i) such distribution shall be deemed to be a distribution of rights, options or warrants to such holders entitling them to subscribe for or purchase Common Stock at the price per share for which Common Stock is issuable upon conversion, exchange or exercise of such Convertible Securities (determined by dividing (x) the minimum aggregate consideration payable to the Company upon the exercise of such rights, options or warrants, plus the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion, exchange or exercise thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion, exchange or exercise of such Convertible Securities issuable upon the exercise of such rights, options or warrants), and (ii) the total maximum number of shares of Common Stock issuable upon conversion, exchange or exercise of such Convertible Securities shall be deemed to be the number of shares of Common Stock offered for subscription or purchase. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, warrants or options are not so issued, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed. Upon the expiration of such rights, options or warrants, or to the extent any Convertible Securities issued upon the exercise of such rights, options or warrants are redeemed by the Company, or otherwise cease to be convertible into, to be exchangeable for or to carry any such right to purchase, shares of Common Stock, the adjustment to the Purchase Price which was made upon the issuance of such rights, options or warrants and any subsequent adjustments based thereon, shall be recomputed to reflect the issuance of only the number of rights, options or warrants to subscribe for or purchase only the number of shares of Common Stock as to which such rights, options or warrants were actually exercised and the number of such shares which were actually issued upon conversion, exchange or exercise of such Convertible Securities.

                           (3) In case the Company shall fix a record date for
                  the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation other than a consolidation or merger in respect of which an adjustment is made pursuant to Section 10 hereof) of evidences of indebtedness or assets (other than cash dividends payable out of consolidated earnings for the Company's then current or immediately preceding fiscal year, dividends payable in Common Stock and distributions which result in an adjustment under Section 8(a) hereof) or rights, options or warrants (excluding rights, options or warrants the issuance of which results in an adjustment under Section 8(a) or 8(b) hereof), the Purchase Price in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such date by a fraction, the numerator of which shall be the then current market price per share (as defined in Section 8(d) hereof) of Common Stock on such date, less the fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of assets, evidences of indebtedness or such rights, options or warrants so to be distributed or paid applicable to one share of Common Stock (or applicable to one share of Common Stock) and the denominator of which shall be such current market price per share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed or such an event occurs; and in the event that a distribution of the kind described above is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if the record date for such distribution had not been fixed. Upon the expiration of such rights, options or warrants, the adjustment to the Purchase Price which was made upon the issuance of such rights, options or warrants and any subsequent adjustments based thereon, shall be recomputed to reflect the issuance of only the number of rights, options or warrants which were actually exercised.

                           (4) For the purpose of any computation required in
                  accordance with this Section 8, the "current market price per share" of any security, including the Common Stock (a "Security" for the purpose of this Section 8(d)), on any date shall be deemed to be the average of the daily closing prices (as such term is hereinafter defined) per share of such Security for the 20 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current market price per share of the Security is determined during a period following the announcement by the issuer of such Security of (i) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or
                  (ii) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 consecutive Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current market price per share shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The "closing price" for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, as reported by the NASDAQ Stock Market's National Market, or if not so listed, the average of the high bid and low asked prices in the over-the-counter market, as reported in the Wall Street Journal, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. If the Security is not publicly held or so listed or traded, "current market price per share" shall mean the fair value of the Security as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day. The term "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                           (5) No adjustment in the Purchase Price shall be
                  required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 8(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                           (6) In the event that at any time, as a result of an
                  adjustment made pursuant to Section 8(a) hereof, the holder of any Warrant thereafter exercised shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in Section 8(a) through (c) hereof, inclusive, and the provisions of Sections 1, 6, 7, 10 and 15 hereof with respect to the shares of Common Stock shall apply on like terms to any such other securities.

                         (7) Unless the Company shall have exercised its
                  election as provided in Section 8(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 8(b) or (c) hereof, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest hundredth) obtained by (i) multiplying (x) the number of shares covered by a Warrant immediately prior to this adjustment of the number of shares by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                           (8) Upon each adjustment of the number of shares of
                  Common Stock for which the Warrants are exercisable as provided in Section 8(a) hereof, the Purchase Price payable upon exercise of a Warrant shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Common Stock for which a Warrant was exercisable prior to such adjustment and (ii) the denominator of which shall be the number of shares of Common Stock for which a Warrant is exercisable immediately thereafter.

                           (9) The Company may elect on or after the date of any
                  adjustment of the Purchase Price to adjust the number of Warrants, in substitution for any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Warrant. Each Warrant outstanding after such adjustment of the number of Warrants shall be exercisable for the same number of shares of Common Stock for which such Warrant was exercisable prior to such adjustment. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but shall be at least ten days later than the date of the public announcement. Upon each adjustment of the number of Warrants pursuant to this Section 8(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Warrant Certificates on such record date Warrant Certificates evidencing, subject to Section 11, the additional Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the

                  Company, new Warrant Certificates evidencing all the Warrants to which such holders shall be entitled after such adjustment. Warrant Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the public announcement.

                           (10) Irrespective of any adjustment or change in the
                  Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Warrants, the Warrant Certificates may continue to express the Purchase Price per share and the number of shares which were expressed upon the initial Warrant Certificates issued hereunder.

                           (11) Before taking any action that would cause an
                  adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Purchase Price.

                           (12) Anything in this Section 8 to the contrary
                  notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments required by this Section 8, as it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Stock, issuance wholly for cash of any Common Stock at less than the current market price, issuance wholly for cash of Common Stock or securities which by their terms are convertible into or exchangeable for Common Stock, dividends on Common Stock payable in Common Stock or issuance of rights, options or warrants referred to in this Section 8, hereafter made by the Company to its common stockholders, shall not be taxable to them.

                  SECTION IX. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 8 hereof (other than situations in which no adjustment is required pursuant to Section 8(e)), the Company shall (a) promptly obtain a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Purchase Price as so adjusted, the number of shares of Common Stock issuable upon the exercise of each Warrant as so adjusted and a brief statement of the facts accounting for such adjustment, and (b) mail a brief summary thereof to each holder of a Warrant Certificate in accordance with Section 16 hereof. The Company will keep copies of such certificate at its office maintained pursuant to Section 2(b) hereof and will cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant.

                  SECTION X. Consolidation, Merger or Sale of Assets. If the Company shall at any time consolidate with or merge with and into another corporation or shall sell or transfer to another entity all or substantially all of the property of the Company, the holder of any Warrant will thereafter have the right to receive, upon the exercise thereof in accordance with and subject to the terms of this Warrant, the securities, cash and other property to which the holder of the number of shares of Common Stock purchasable (at the time of such consolidation, merger, sale or transfer) upon the exercise of such Warrant would have been entitled upon such consolidation, merger, sale or transfer, if any. The Company shall take such steps in connection with such consolidation, merger, sale or transfer, as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property (including cash) thereafter deliverable upon the exercise of the Warrants. The Company, the successor corporation or the purchasing entity, as the case may be, shall execute and deliver to the Company an agreement so providing. The provisions of this Section 10 shall similarly apply to successive mergers or consolidations or sales or other transfers.

                  SECTION XI. Fractional Warrants and Fractional Shares.

                  (1) The Company shall not be required to issue fractions of Warrants or to distribute Warrant Certificates which evidence fractional Warrants. Subject to Section 11(c) hereof, in lieu of such fractional Warrants, there shall be paid to each registered holder of a Warrant Certificate with regard to which a fractional Warrant would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Warrant. For the purposes of this Section 11(a), the current market value of a whole Warrant shall be the closing price of the Warrant (as determined pursuant to the second sentence of Section 8(d) hereof) for the Trading Day immediately prior to the date on which such fractional Warrant would have been otherwise issuable. If on any such Trading Date the Warrants were not publicly held or listed or traded in a manner described under the second sentence of Section 8(d) hereof, the current market value of a whole Warrant shall be the fair value of the Warrants on such Trading Date as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive.

                  (2) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Warrants or to distribute certificates which evidence fractional shares. Subject to Section 11(c) hereof, in lieu of such fractional shares of Common Stock, there shall be paid to each registered holder of a Warrant Certificate with regard to which a fractional share would otherwise be issuable at the time such Warrant Certificate is exercised as herein provided, an amount in cash equal to the same fraction of the current market value of a share of Common Stock. For purposes of this
Section 11(b), the current market value of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 8(d)) for the Trading Day immediately prior to the date of such exercise. If on such Trading Date the Common Stock was not publicly held or listed or traded in a manner described under the second sentence of Section 8(d) hereof, the current market value of a share of Common Stock shall be the fair value of a share of Common Stock as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive.

                  (3) If the Company is unable to pay any amounts of cash to registered holders of Warrant Certificates in respect of fractional Warrants or fractional shares of Common Stock in accordance with Section 11(a) or (b) hereof, as the case may be, by reason of the provisions of the Company's then outstanding debt obligations or otherwise, the Company shall deliver to such holders an additional whole Warrant or share of Common Stock, as the case may be, in lieu of such fractional Warrants or shares.

                  (4) The holder of a Warrant, by the acceptance of the Warrant, expressly waives his right to receive any fractional Warrant or any fractional share upon exercise of a Warrant.

                  SECTION XII. Right of Action; No Entitlement to Vote or Receive Dividends.

                  (1) Any registered holder of this Warrant Certificate, without the consent of the holder of any other Warrant Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Warrants evidenced by this Warrant Certificate in the manner provided herein.

                  (2) Prior to the exercise of the Warrants evidenced hereby and the date of the certificate representing the shares of Common Stock issuable upon exercise of such Warrants pursuant to Section 7 hereof, the holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to, or be deemed for any purpose the holder of, shares for which the Warrants shall be exercisable, including, without limitation, the right to vote or to receive dividends, or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                  SECTION XIII. Agreement of Warrant Certificate Holders. Every holder of this Warrant Certificate, by accepting the same, consents and agrees with the Company and with every other holder of a Warrant Certificate that (a) the Warrant Certificates are transferable only on the registry books of the Company if surrendered at the principal office of the Company maintained pursuant to Section 2(b) hereof, duly endorsed or accompanied by a proper instrument of transfer and (b) the Company may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates) for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

                  SECTION XIV. Issuance of New Warrant Certificates.

Notwithstanding any of the provisions of this Warrant to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares of stock or other securities or property purchasable under this Warrant Certificate made in accordance with the provisions of this Warrant Certificate; provided, that such new Warrant Certificate shall not have terms inconsistent with the terms of this Warrant Certificate.

                  SECTION XV. Notice of Proposed Actions. In case the Company shall propose (a) to pay any stock dividend to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock (other than cash dividends paid out of consolidated earnings for the Company's then current or immediately preceding fiscal year), or (b) to offer to the holders of its Common Stock rights, warrants or options to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock), or (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company, or (e) to effect the liquidation, dissolution or winding-up of the Company, then, in each such case, the Company shall give to the holder of this Warrant, in accordance with Section 16 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights, warrants or options, or the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, or winding-up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and such notice shall be so given in the manner provided in Section 16 at least 20 days prior to (i) the record date for the purposes of any action covered by clause (a) or (b) above or
(ii) the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be earlier.

                  SECTION XVI. Notices. Notices or demands authorized by this Agreement to be given or made by the holder of this Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until the holder hereof is notified, in accordance with this Section 16, in writing by the Company of another address) as follows:

                  GT Interactive Software Corp.
                  16 East 40th Street
                  New York, New York  10016

                  Attention:  Secretary

Notices and demands authorized by this Agreement to be given or made by the Company to the holder of this Warrant Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

                  SECTION XVII. Supplements and Amendments. Except as provided in Section 14 hereof, the Company may not amend this Warrant Certificate without the consent of the holder hereof.

                  SECTION XVIII. Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflicts of laws.

                  SECTION XIX. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                                        GT INTERACTIVE SOFTWARE CORP.

                                        By:___________________________
                                              Name:
                                              Title:

Attest:


____________________
Secretary

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
              holder desires to transfer the Warrant Certificate.)

                  FOR VALUE RECEIVED ____________________________________ hereby sells, assigns and transfers unto ________________________

_________________________________________________________________
(Please print name and address of transferee)

_________________________________________________________________
this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Date:  _____________, 19__

                                                  _________________________
                                                          Signature

                                        (Note: The above signature must
                                        correspond with the name as written upon the face of this Warrant Certificate in all respects, without any alteration or change whatsoever.)

                          FORM OF ELECTION TO PURCHASE

                (To be executed if holder desires to exercise the
                 Warrants evidenced by the Warrant Certificate.)

To:  GT INTERACTIVE SOFTWARE CORP.

                  The undersigned hereby irrevocably elects to exercise ___________________ Warrants represented by this Warrant Certificate to purchase the shares of Common Stock of GT Interactive Software Corp. issuable upon the exercise of such Warrants and herewith [tenders payment for such shares in the amount of $_______] [hereby instructs you, in payment of the Purchase Price, to deduct ___ shares of Common Stock from the number of shares issuable upon exercise of the Warrants exercised hereby, and to deliver ___ shares of Common Stock (the net number of shares of Common Stock)] to the undersigned, in accordance with the terms of this Warrant Certificate. The undersigned requests that certificates for such shares of Common Stock be issued in the name of:

Please insert social security
or other identifying number

_______________________________________________________________
                         (Please print name and address)

_______________________________________________________________ and that such certificates be delivered to ______________ whose address is
_____________________.

If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

_______________________________________________________________
                         (Please print name and address)

_______________________________________________________________

Any cash payments to be made in lieu of fractional shares should be made to ____________ whose address is _____________________ and the check representing payment therefor should be delivered to _____________ whose address is
___________________________.

Date: _____________, 19__

                                             _________________________
                                                    Signature

                                        (Note: The above signature must
                                        correspond with the name as written upon the face of this Warrant Certificate in all respects, without any alteration or change whatsoever.)

                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of
              , 199_, by and between GT Interactive Software Corp., a Delaware corporation (the "Company"), and WMS Industries Inc., a Delaware corporation (the "Holder"). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Warrant (as defined below).

                  WHEREAS, the parties hereto have entered into that certain GTIS Master Option and License Agreement, dated December 28, 1994, and that certain GTIS Master Option and License Agreement (Home Video Games), dated March 31, 1995, pursuant to which, among other things, the Company has agreed to issue
to the Holder warrants to purchase an aggregate of          shares of Common
Stock [$3,000,000/IPO Price] of the Company (the "Warrants"); and

                  WHEREAS, the Company desires to provide the Holder with some liquidity for the Shares;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

                  1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                           "Common Stock" means the common stock of the Company,
no par value.

                           "Initial Public Offering" means the Company's initial
Public Offering.

                           "Public Offering" means the closing of the sale of
Common Stock pursuant to an effective Registration Statement.

                           "Registration Statement" means a registration
statement filed pursuant to the Securities Act.

                           "Securities Act" means the Securities Act of 1933, as
amended, and the rules and regulations promulgated thereunder.

                           "Shares" means, with respect to the Holder, all
shares of Common Stock issued or issuable upon exercise of the Warrants.

                  2.       Registration Rights.

                           2.1      Demand Registration.

                                    2.1.1 General. Subject to the GTIS Call
         described below, and only so long as Form S-3 (or any equivalent form then in effect) is available for registration of the Demand Shares referred to below, at any time after 2 years following the Company's Initial Public Offering, the Holder may make a written request (the "Demand Request"), to the Company to register, under the Securities Act and under the securities or "blue sky" laws of any jurisdiction designated by the Holder (the "Demand Registration"), the number of Shares (the "Demand Shares") stated in such request, provided, that the Holder shall not have sold pursuant to one or more registrations pursuant to Section 2.2 below or otherwise an aggregate of more than two-thirds of the Shares, prior to the Demand Request; provided, however, that the Company shall not be obligated to effect more than one registration pursuant to this Section 2.1. The request for a Demand Registration by the Holder shall specify the amount of Demand Shares proposed to be sold and the intended method of disposition thereof.

                                    2.1.2 Company Repurchase Option. (a)
         Anything to the contrary in this Section 2 notwithstanding, upon the receipt by the Company of the Demand Request, the Company shall have the right and option, in its sole discretion, (the "GTIS Call") to require the Holder to sell to the Company all, but not less than all of the Warrants exercisable for the Demand Shares. The Company shall have thirty (30) days from the date it receives the Demand Request to notify the Holder, in writing, of its exercise of the GTIS Call and the number of Warrants to be purchased by the Company (the "Call Exercise Notice").

                                             (b) If the Company shall exercise
         the GTIS Call, the Company shall purchase and the Holder shall sell the Warrants specified in the Call Exercise Notice at a purchase price equal to the product of (x) the difference between the Exercise Price (as defined in the Warrants) and the current market price per share (as defined in the Warrants) on the date of the Call Exercise Notice and
         (y) the number of shares for which the Warrants being purchased pursuant to the GTIS Call are exercisable.

                                             (c) The closing of the GTIS Call
         exercised by the Company pursuant to this Section 2.1.2 shall be held at the principal office of the Company at 11:00 a.m., local time on the 45th day after the giving of the Call Exercise Notice or at such other time and place as the parties to the transaction may agree. At such closing, the Holder shall deliver the Warrants, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Warrants shall be free and clear of any and all liens, claims, options, charges, encumbrances and security interests of any nature and the Holder shall so represent and warrant to the Company. In addition, the Holder shall further represent and warrant that it is the beneficial and record owner of such Warrants. At the closing, the Company shall deliver payment in full in immediately available funds for the Warrants being purchased, unless the parties otherwise agree. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate to effect the transfer of the Warrants.

                                    2.1.3 Effective Demand Registration. The
         Company shall use its reasonable efforts to file as promptly as practicable and cause the Demand Registration pursuant to Section 2.1.1 to become effective not later than 120 days after the Company receives the Demand Request from the Holder; provided that such Demand Request shall not have been withdrawn by the Holder pursuant to the terms hereof. A registration shall constitute a Demand Registration (a) if it has become effective and remains effective for the lesser of (i) 120 days and (ii) the completion of the sale, pursuant to such registration statement, of all of the Shares covered thereby and (b) irrespective of the number of Demand Shares included in such registration.

                                    2.1.4 Underwriting Adjustment. If the Demand
         Registration pursuant to Section 2.1.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing that, in its opinion, the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the price per share which may be obtained by the holders of the Demand Shares, the Company will include in such registration, to the extent of the number of shares of Common Stock which the Company is so advised can be sold in such offering, (a) first, the Demand Shares and (b) second, all other shares of Common Stock proposed to be included in such registration, on a pro rata basis.

                           2.2      Incidental or "Piggyback" Registration.

                                    2.2.1 General. If the Company proposes to
         register any shares of Common Stock under the Securities Act (other than pursuant to a Registration Statement on Form S-4, S-8 or any equivalent form then in effect) for public sale for its own account or for the account of any stockholder, at any time after the Initial Public Offering and on or prior to the seventh anniversary of the Initial Public Offering, the Company shall give to the Holder notice of such proposed registration at least fifteen (15) days prior to the filing of a Registration Statement with respect to such public sale. Upon the written request of the Holder (the "Incidental Request") delivered to the Company within ten (10) days after the receipt of the notice from the Company (which request shall state the number of Shares (the "Incidental Shares") that such Holder wishes to sell or distribute publicly under such Registration Statement proposed to be filed by the Company), the Company shall use its reasonable efforts to include such Shares in such registration, and to cause such registration to become and remain effective to the extent and for so long as the Company keeps such registration effective as to such other shares of Common Stock (the "Incidental Registration"); provided that such Incidental Request shall not have been withdrawn by the Holder pursuant to the terms hereof.. The Company may withdraw a Registration Statement at any time before it becomes effective or postpone or terminate the offering without obligation to the Holder.

                                    2.2.2 Underwriting Adjustment. If the
         Incidental Registration pursuant to Section 2.2.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing that, in its opinion, the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the price per share which may be obtained by the holders of the Incidental Shares, the Company will include in such registration, to the extent of the number of shares of Common Stock which the Company is so advised can be sold in such offering, (a) first, shares of Common Stock that the Company proposes to issue and sell for its own account, if any, (b) second, shares a stockholder proposes to include in such registration pursuant to the exercise of demand registration rights, if any, and (c) third, all other shares of Common Stock (including Incidental Shares) proposed to be included in such registration, on a pro rata basis.

                           2.3 Registration Procedures. With respect to any
Registration Statement that includes any Shares pursuant to Sections 2.1 and 2.2:

                                    2.3.1 Underwriters.

                                             (a) In the event of a Demand
         Registration pursuant to Section 2.1, the Holder may select and obtain an investment banking firm (which shall be of national reputation) to act as the managing underwriter of the offering; provided, that, such underwriter shall be acceptable to the Company.

                                             (b) In the event of an Incidental
         Registration pursuant to Section 2.2, the distribution for the account of the Holder shall be underwritten by the same underwriters, if any, who underwrite the distribution of the securities for the account of the Company and/or any other persons whose securities are covered by such Registration Statement.

                                    2.3.2 Legal Opinions. In connection with a
         Demand Registration or an Incidental Registration, the Holder shall retain counsel and shall cause such counsel to deliver (a) to the managing underwriter such opinions as the managing underwriter may reasonably require and (b) to the Company and the Securities and Exchange Commission, such opinions as they shall require.

                                    2.3.3 Execution of Documents. In connection
         with a Demand Registration or an Incidental Registration, the Holder shall (a) upon request of the Company, execute power of attorney, deposit and custodian agreements in form and substance satisfactory to the managing underwriter and (b) execute an underwriting agreement in form and substance satisfactory to the managing underwriter, which underwriting agreement shall contain certain indemnification provisions as provided in Section 2.4 or as required by the managing underwriter.

                                    2.3.4 Registration Statement. The Company
         will deliver to the Holder, after the effectiveness of any Registration Statement, such reasonable number of copies of a definitive prospectus included in such Registration Statement and of any revised or supplemental prospectus as the Holder may from time to time request.

                                    2.3.5 Expenses. In connection with the
         registration of Demand Shares and Incidental Shares pursuant to Sections 2.1 and 2.2, the Company shall pay all reasonable expenses (other than underwriting discounts and commissions) whether or not such Demand Registration or Incidental Registration becomes effective; provided, however, the Company shall not be obligated to pay such expenses if the failure of the Demand Registration or the Incidental Registration to become effective is a result of the action or request by the Holder, unless the Holder agrees to forfeit the registration right granted pursuant to Section 2.1; and provided, further, that the Company shall not be obligated to pay any expenses relating to any extraordinary accounting review or special audit. If the Company believes any extraordinary accounting review or special audit will be necessary in connection with such registration, it shall advise the Holder, who may withdraw such Holder's Demand Request or Incidental Request, as the case may be, within 5 days of the receipt of such advice by the Company.

                                    2.3.6 Hold-Back.

                                             (a) In the event Shares are
         included in a Registration Statement hereunder, the Holder agrees not to effect any public sale or distribution of shares of Common Stock during the seven days prior to, and during the ninety (90) day period following, the effective date of such Registration Statement or such longer period as shall be requested by the managing underwriter, but in no event longer than 180 days (except as part of such registration), if and to the extent requested by the Company or by the managing underwriter or underwriters of such registration.

                                             (b) The Company agrees not to
         effect any public sale or distribution of any of its securities for its own account (except pursuant to registrations on Form S-4 or S-8 or any equivalent form then in effect) during the ninety (90) day period beginning on the later of (i) the effective date of any Registration Statement in which the Holder is participating and (ii) the commencement of a public distribution of the shares of Common Stock pursuant to such Registration Statement.

                                    2.3.7 Registration Delay. Anything to the
         contrary contained in this Agreement notwithstanding, if the Company shall furnish to the Holder, in connection with a Demand Registration or an Incidental Registration, written notification that in the Company's opinion, it would be detrimental to the Company and its stockholders for a registration statement to be filed at that time and it is, therefore, necessary to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after receipt of the Demand Request or the Incidental Request, as the case may be.

                                    2.3.8 Limitation on Demand and Incidental
         Registration Rights. Anything to the contrary contained in this Agreement notwithstanding, when, in the opinion of counsel for the Company (which counsel shall be experienced in securities law matters), registration of the Shares is not required by the Securities Act and other applicable securities laws, in connection with a proposed public sale of such Shares, the Holder shall have no rights, pursuant to this
         Section 2, to request a Demand Registration or an Incidental Registration, as the case may be, in connection with such proposed sale.

                           2.4 Indemnity. In the case of any registration of
Shares pursuant to this Section 2, the Company will indemnify and hold harmless the Holder under Sections 2.1 and 2.2 hereof (the "Indemnitee"), and any person who controls such Indemnitee or underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages, liabilities and expenses (collectively, "Losses") resulting from any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement or preliminary or final prospectus contained therein, or any amendment or supplement thereto, or from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading, except insofar as the same may have been based on (a) information furnished in writing to the Company by such Indemnitee or such underwriter expressly for use therein and used in accordance with such writing or (b) the failure of the underwriter to send or give a copy of the final prospectus (or any amendment or supplement thereto) to the person asserting the untrue statement or omission or alleged omission at or prior to the sale of the Shares to such person if such statement was corrected in the final prospectus. The Indemnitee, by acceptance of the provisions herein, agrees to furnish to the Company such information concerning such Indemnitee and the proposed sale or distribution as shall, in the opinion of counsel for the Company, be necessary in connection with any such registration or qualification of any Demand Shares or Incidental Shares, and to indemnify and hold harmless the Company, its officers, directors, employees and agents and each of its underwriters (and any person who controls the Company or such underwriters within the meaning of
Section 15 of the Securities Act) against all Losses resulting from any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement or preliminary or final prospectus contained therein, or any amendment or supplement thereto, or from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading, insofar as the same may have been based on information furnished in writing to the Company by such Indemnitee or to such underwriter expressly for use therein and used in accordance with such writing, but not insofar as the same may have been based on the failure of the underwriter to send or give a copy of the final prospectus (or any amendment or supplement thereto) to the person asserting the untrue statement or omission or alleged omission at or prior to the sale of the Shares to such person if such statement was corrected in the final prospectus. In no event shall the liability of the Indemnitee hereunder be greater than the dollar amount of the proceeds received by such Indemnitee upon the sale of the Shares giving rise to the aforesaid indemnification obligation.

                  3.       Miscellaneous.

                           3.1 Notices. All notices or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied or sent be certified, registered or express mail or, if mailed, five days after the date of deposit in the United States mail, as follows:

                                    (a)      if to the Company:
                                             GT Interactive Software Corp.
                                             116 East 40th Street
                                             New York, New York 10016
                                             Attention: Harry Rubin
                                             Telecopy: (212) 213-9319

                                             with a copy to:

                                             Kramer, Levin, Naftalis, Nessen,
                                               Kamin & Frankel
                                             919 Third Avenue
                                             New York, New York 10022-3903
                                             Attention: David P. Levin, Esq.
                                             Telecopy: (212) 715-8000

                                    (b)      if to WMS Industries Inc.:

                                             3401 North California Avenue
                                             Chicago, Illinois 60618
                                             Attention: Neil D. Nicastro,
                                             President
                                             Telecopy: (312) 539-2099

                                             with a copy to:

                                             Shack & Siegel, P.C.
                                             530 Fifth Avenue

                                             New York, New York 10036
                                             Attention: Jeffrey Siegel, Esq.
                                             Telecopy: (212) 730-1964

Any party may, by notice given in accordance with this Section 3.1, designate another address or person for receipt of notices hereunder.

                           3.2      Amendment and Waiver.

                                    (a) No failure or delay on the part of any
         party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                                    (b) Any amendment, supplement or
         modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by the party against whom enforcement thereof is sought.

                           3.3 Headings. The headings in this Agreement are for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                           3.4 Severability. If any one or more of the
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                           3.5 Entire Agreement. This Agreement is intended by
the parties as a final expression of this agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                           3.6 Variations in Pronouns. All pronouns and any
variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                           3.7 Governing Law. This Agreement shall be governed
and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflicts of law thereof.

                           3.8 Successors and Assigns. This Agreement shall be
binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement and the rights and obligations hereunder are not assignable by the Holder without the prior written consent of the Company.

                           3.9 Counterparts. This Agreement may be executed in
one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

                                        GT INTERACTIVE SOFTWARE CORP.

                                        By:_____________________________
                                             Name:
                                             Title:

                                        WMS INDUSTRIES INC.

                                        By:_____________________________
                                             Name:
                                             Title: